UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )

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O’Charley’s Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3038 Sidco Drive
Nashville, Tennessee 37204
(615) 256-8500

Dear Shareholder:

It is my pleasure to extend to you a cordial invitation to attend the annual meeting of shareholders of O’Charley’s Inc. to be held at 9:00 a.m., local time, on Wednesday, May 21, 2008, at the company’s home office located at 3038 Sidco Drive, Nashville, Tennessee.

At the meeting, shareholders will be asked to (i) vote on a proposal to approve an amendment to the company’s Restated Charter providing for the annual election of directors; (ii) elect seven directors to the company’s board of directors; (iii) vote on a proposal to approve the O’Charley’s Inc. 2008 Equity and Incentive Plan; (iv) ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2008; and (v) transact such other business as may properly come before the annual meeting. In addition, we will present a report on the condition and performance of the company, and you will have an opportunity to ask questions of management on matters that affect the interests of all shareholders.

We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope or follow the instructions on the enclosed proxy card for voting by telephone or the Internet. Your vote is important.

I look forward to seeing you on Wednesday, May 21.

Sincerely,

Gregory L. Burns
Chairman of the Board and
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
CORPORATE GOVERNANCE
PROPOSAL 1: APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CHARTER TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS
PROPOSAL 2: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
PROPOSAL 3: APPROVAL OF THE O’CHARLEY’S INC. 2008 EQUITY AND INCENTIVE PLAN
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 4: RATIFICATION OF KPMG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008
CERTAIN TRANSACTIONS
PROPOSALS OF SHAREHOLDERS
PROXY SOLICITATION COSTS
DELIVERY OF SHAREHOLDER DOCUMENTS

3038 Sidco Drive
Nashville, Tennessee 37204
(615) 256-8500

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

As a shareholder of O’Charley’s Inc., you are hereby given notice of and invited to attend the annual meeting of shareholders of the company to be held at 9:00 a.m., local time, on Wednesday, May 21, 2008, at the company’s home office located at 3038 Sidco Drive, Nashville, Tennessee, for the following purposes:

1. To vote on a proposal to approve an amendment to the company’s Restated Charter providing for the annual election of directors;

2. Subject to the approval of Proposal 1, to elect six directors to hold office until the next annual meeting of shareholders and one Class II director to hold office until the 2010 annual meeting of shareholders, in each case until their respective successors are elected and qualified. Alternatively, if Proposal 1 is not approved and the company’s board of directors is not declassified, then to elect two Class I directors to hold office until the 2009 annual meeting of shareholders, one Class II director to hold office until the 2010 annual meeting of shareholders and four Class III directors to hold office until the 2011 annual meeting of shareholders, in each case until their respective successors are elected and qualified;

3. To vote on a proposal to approve the O’Charley’s Inc. 2008 Equity and Incentive Plan;

4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2008; and

5. To transact such other business as may properly come before the annual meeting.

Shareholders of record at the close of business on March 28, 2008 are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

You can ensure that your shares of common stock are voted at the annual meeting by signing and dating the enclosed proxy and returning it in the envelope provided, or by casting your vote by telephone or the Internet as described on the enclosed proxy card. Sending in a signed proxy, or voting telephonically or by the Internet, will not affect your right to attend the annual meeting and vote in person. WHETHER OR NOT YOU PLAN TO ATTEND, WE URGE YOU TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, OR VOTE TELEPHONICALLY OR BY THE INTERNET.

By the Order of the Board of Directors

Lawrence E. Hyatt, Secretary

Nashville, Tennessee
April 16, 2008

O’CHARLEY’S INC.
3038 Sidco Drive
Nashville, Tennessee 37204
(615) 256-8500

PROXY STATEMENT

The accompanying proxy is solicited by the board of directors of the company for use at the annual meeting of shareholders to be held on May 21, 2008, and at any adjournment or postponement thereof. The purposes of the annual meeting are to vote on a proposal to approve an amendment to the company’s Restated Charter providing for the annual election of directors, to elect seven directors to the company’s board of directors, to vote on a proposal to approve the O’Charley’s Inc. 2008 Equity and Incentive Plan, to ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2008 and to transact such other business as may properly be brought before the annual meeting. This proxy statement and the enclosed proxy are first being sent to shareholders on or about April 16, 2008.

Shareholders of record at the close of business on the record date, March 28, 2008, are entitled to notice of and to vote at the annual meeting. Each shareholder is entitled to one vote for each share of common stock held on the record date.

The presence at the meeting, in person or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the meeting. As of the record date, 21,943,786 shares of the company’s common stock were outstanding. Proxies received but marked as abstentions or broker non-votes will be counted as present for purposes of determining a quorum on all matters.

Shares of common stock represented by a proxy properly submitted at or prior to the annual meeting, unless subsequently revoked, will be voted in accordance with the instructions thereon. Shareholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy or by voting telephonically or by the Internet. If a proxy is submitted without specifying choices, the shares will be voted as recommended by the company’s board of directors. A shareholder who submits a proxy may revoke it at any time before it is voted by attending the annual meeting and electing to vote in person, by notifying the secretary of the company in writing, or by duly submitting a proxy bearing a later date.

The affirmative vote of holders of two-thirds of the voting power of the outstanding shares of the company’s common stock is required to approve Proposal 1 discussed in this proxy statement. The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of directors in Proposal 2. Proposals 3 and 4 will be approved if a majority of the shares present, in person or by proxy, and entitled to vote are voted in favor of the proposal. Abstentions and broker non-votes will not be counted as votes for or against any director nominee or any other matter considered at the annual meeting. However, while abstentions and broker non-votes are included in the number of shares present or reported at the meeting, broker non-votes are not considered entitled to vote. Accordingly, for purposes of Proposals 3 and 4, broker non-votes have the effect of reducing the number of affirmative votes required to achieve a majority of the shares present and entitled to vote for such matter by reducing the total number of shares from which such majority is calculated. On the other hand, broker non-votes will have the same effect as a vote cast against Proposal 1, and abstentions will have the same effect as a vote cast against Proposals 1, 3 or 4. The board of directors knows of no other matters that are to be brought to a vote at the annual meeting. If any other matter does come before the annual meeting, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known by the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. The following information is as of March 28, 2008 and is based solely upon information set forth in Schedules 13D and 13G filed by such persons with the Securities and Exchange Commission.

	Amount and
	Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Ownership		of Class

Crescendo Partners	2,671,365	(1)	12.2%
10 East 53rd Street, 35th Floor New York, New York 10022
Barclays Global Investors, NA	2,283,006	(2)	10.4%
10 East 53rd Street, 35th Floor New York, New York 10022
BlackRock, Inc.	2,273,764	(3)	10.4%
40 East 52nd Street New York, New York 10022
Dimensional Fund Advisors LP	1,999,043	(4)	9.1%
1299 Ocean Avenue, 11th Floor Santa Monica, California 90401
Bank of America Corporation	1,321,769	(5)	6.0%
100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, North Carolina 28255
Putnam, LLC	1,137,964	(6)	5.2%
One Post Office Square Boston, Massachusetts 02109

(1)	This information is as of March 12, 2008 and is based solely on a Schedule 13D/A filed by Crescendo Partners II, L.P., Series Z, on March 18, 2008. As reported in such filing, Eric Rosenfeld has sole vesting power and sole dispositive power with respect to 2,671,365 shares. This amount includes shares held by Crescendo Partners II, L.P., Series Z, which has sole voting power and sole dispositive power with respect to 2,534,891 shares, shares held by Crescendo Investments II, LLC, which has sole voting power and sole dispositive power with respect to 2,534,891 shares, shares held by Crescendo Partners II, L.P., which has sole voting power and sole dispositive power with respect to 136,474 shares, and shares held by Crescendo Investments III, LLC, which has sole voting power and sole dispositive power with respect to 136,474 shares. Mr. Rosenfeld is the managing member of Crescendo Partners II, L.P., Series Z, and Crescendo Partners III, L.P., which are the general partners of Crescendo Investments II, LLC and Crescendo Investments III, LLC, respectively.

(2)	This information is as of December 31, 2007 and is based solely on a Schedule 13G filed by Barclays Global Investors, NA on February 6, 2008. As reported in such filing, Barclays Global Investors, NA, has sole voting power with respect to 1,477,806 shares and sole dispositive power with respect to 1,568,847 shares, Barclays Global Fund Advisors has sole voting power with respect to 501,570 shares and sole dispositive power with respect to 687,550 shares and Barclays Global Investors, Ltd has sole voting power with respect to 3,810 shares and sole dispositive power with respect to 26,609 shares.

(3)	This information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 8, 2008. As reported in such filing, BlackRock, Inc. has shared voting power and shared dispositive power with respect to 2,273,764 shares. This amount includes shares held by Master Value Opportunities Trust which has shared voting power and shared dispositive power with respect to 1,769,500 shares. This amount also includes shares held by BlackRock Advisors LLC, BlackRock Investment Management LLC and BlackRock (Channel Islands) Ltd, subsidiaries of BlackRock, Inc.

(4)	This information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed by Dimensional Fund Advisors LP on February 6, 2008. As reported in such filing, Dimensional Fund Advisors LP has sole voting power and sole dispositive power with respect to 1,999,043 shares.

(5)	This information is as of December 31, 2007 and is based solely on a Schedule 13G/A filed by Bank of America Corporation on February 7, 2008. As reported in such filing, Bank of America Corporation has shared voting power with respect to 1,022,765 shares and shared dispositive power with respect to 1,321,769 shares. This includes shares held by NB Holdings Corporation, which has shared voting power with respect to 1,022,765 shares and shared dispositive power with respect to 1,321,769 shares; Bank of America, National Association, which has sole voting power and sole dispositive power with respect to 4,280 shares, shared voting power with respect to 1,011,993 shares and shared dispositive power with respect to 1,310,997 shares; Columbia Management Group, LLC, which has shared voting power with respect to 1,006,683 and shared dispositive power with respect to 1,305,697 shares; Columbia Management Advisors, LLC which has sole voting power with respect to 1,006,693 shares, sole dispositive power with respect to 1,299,797 shares and shared dispositive power with respect to 5,900 shares; Banc of America Securities Holdings Corporation which has shared voting power and shared dispositive power with respect to 5,992 shares; Banc of America Securities LLC which has sole voting power and sole dispositive power with respect to 5,992 shares; and United States Trust Company, N.A., which has sole voting power and sole dispositive power with respect to 500 shares. Bank of America Corporation is the parent holding company of NB Holdings Corporation, Bank of America, National Association, Columbia Management Group, LLC, Columbia Management Advisors, LLC, Banc of America Securities Holdings Corporation, Banc of America Securities LLC and United States Trust Company, N.A.

(6)	This information is as of December 31, 2007 and is based solely on a Schedule 13G filed by Putnam, LLC d/b/a Putnam Investments on February 1, 2008. As reported in such filing, Putnam, LLC d/b/a Putnam Investments has shared dispositive power with respect to 1,137,964 shares. This amount includes shares held by Putnam Investment Management LLC and The Putnam Advisory Company, LLC, subsidiaries of Putnam, LLC d/b/a Putnam Investments.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The company’s board of directors has approved a set of Corporate Governance Guidelines recommended by the company’s nominating and corporate governance committee. These guidelines address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The board of directors believes such guidelines to be appropriate for the company in its effort to maintain “best practices” as to corporate governance. You may access a copy of the company’s Corporate Governance Guidelines on the “Investor Relations” section of the company’s website at www.ocharleysinc.com.

Director Independence

The board has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the NASDAQ Stock Market, LLC (“Nasdaq”):

Arnaud Ajdler	Gregory Monahan	H. Steve Tidwell
William F. Andrews	Dale W. Polley	Robert J. Walker
Douglas Benham	Richard Reiss, Jr.	Shirley A. Zeitlin
G. Nicholas Spiva

During 2007, the independent directors met in executive session at which only independent directors were present following each of the regular quarterly meetings of the board. In 2006, the board of directors approved the creation of a lead independent director whose responsibilities include reviewing the agenda for each board of directors meeting with the chair of the board of directors, preparing the agenda for executive sessions of the board of directors and monitoring meetings to maximize their productivity and efficiency. The lead independent director, initially the chairman of the nominating and corporate governance committee, will rotate every two years to one of the chairs of the other standing committees of the board of directors. Mr. Walker, as the chair of the nominating and corporate governance committee, is the current lead independent director.

Director Candidates

The company’s Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on the company’s board of directors. The company’s board of directors has created a nominating and corporate governance committee whose responsibilities include assisting the board of directors in identifying qualified individuals to become board members, determining the composition of the board of directors and its committees, monitoring a process to assess board effectiveness and developing and implementing the company’s Corporate Governance Guidelines. The responsibility of the nominating and corporate governance committee is to recommend nominees who would be the most effective, in conjunction with the other members of the board, in collectively serving the long-term interests of the shareholders. The nominating and corporate governance committee has not adopted any specific minimum qualifications that must be met by a nominee or any specific qualities or skills that are necessary for one or more of the directors to possess. Rather, the nominating and corporate governance committee may consider all factors it considers appropriate in its assessment of candidates for board membership, which may include:

•	ensuring that the board of directors, as a whole, consists of individuals with various and relevant career experience, relevant technical skills, business knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the Securities and Exchange Commission), and local and community ties;

•	individual qualifications, including strength of character, mature judgment, time availability, familiarity with the company’s business and industry, independence of thought and an ability to work collegially; and

•	the extent to which the candidate would fill a need on the board of directors.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the board of directors for an extended period of time.

Process for Identifying Candidates

The nominating and corporate governance committee has no specifically defined process for identifying and evaluating nominees, but seeks to identify potential candidates for membership on the company’s board of directors through conversations with members of the board of directors, senior management and other constituencies. The nominating and corporate governance committee is also responsible for reviewing the qualifications and performance of incumbent directors to determine to recommend them to the board of directors as nominees for re-election. Director nominees Dale W. Polley, Richard Reiss, Jr., G. Nicholas Spiva, Shirley A. Zeitlin, Arnaud Ajdler, Gregory Monahan and Douglas Benham are incumbent directors standing for re-election. The nominating and corporate governance committee assessed the nominees recommended for consideration by the chief executive officer and other members of the board. Following assessment of the candidates’ qualifications and suitability, the nominating and corporate governance committee recommended each of the nominees to the board of directors to be presented for shareholder approval at the annual meeting.

The nominating and corporate governance committee also considers nominees proposed by the company’s shareholders in accordance with the provisions contained in the company’s bylaws. Nominations made by shareholders must be made by written notice setting forth the information required by the company’s bylaws received by the secretary of the company at least 120 days in advance of the anniversary date of the proxy statement for the previous year’s annual meeting for an election of directors at an annual meeting, or within ten days of the date on which notice of a special meeting for the election of directors is first given to shareholders for an election of directors at a special meeting. Shareholders may propose nominees for consideration by the nominating and corporate governance committee by submitting the names and supporting information to: Secretary, O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204.

Code of Conduct and Business Ethics Policy

The company has a Code of Conduct and Business Ethics Policy (the “code of conduct”) that applies to all of the company’s employees, officers and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the company files with the Securities and Exchange Commission and other public communications by the company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct.

Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the company is required to disclose whether it has adopted a code of ethics that applies to the company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The company’s chief executive officer and senior financial officers are bound by the company’s code of conduct, which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics. Each of these officers are required to read and certify that he or she has read, understands and has complied with the code of conduct. The company’s chief compliance officer reports quarterly to the audit committee as to whether there were any violations of or waivers granted under the code of conduct in respect of any of these officers.

A current version of the company’s code of conduct can be obtained from the “Investor Relations” section of the company’s website at www.ocharleysinc.com. The company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and Nasdaq. Any such disclosure will be made in the “Investor Relations” section of the company’s website at www.ocharleysinc.com.

Communications with Members of the Board

The company’s board of directors has established procedures for the company’s shareholders to communicate with members of the board of directors. Shareholders may communicate with any of the company’s directors by writing to them c/o O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204. Shareholders may also communicate with our directors by sending an email to boardofdirectors@ocharleys.com. Shareholders may communicate with the chair of any board committee by sending an email to auditchair@ocharleys.com (audit committee), nomgovchair@ocharleys.com (nominating and corporate governance committee) or compchair@ocharleys.com (compensation and human resources committee), or with our independent directors as a group by sending an email to outsidedirectors@ocharleys.com.

Board Member Attendance at Annual Meeting

Pursuant to the company’s Corporate Governance Guidelines, each member of the board of directors should seek to attend the annual meeting of shareholders. All of the company’s incumbent directors attended the 2007 annual meeting of shareholders.

Director Stock Ownership Policy

The company’s board of directors has adopted a policy that each director who has served on the board of directors for three years or more should own at least 12,750 shares of the company’s common stock. Under the terms of the policy, the board may from time to time evaluate whether exceptions should be made based on the personal circumstances of any director.

Director Education Policy

The company’s board of directors has established a policy regarding continuing education for members of the board of directors. Under the terms of the policy, directors are required to participate in at least eight hours of continuing education programs annually. Directors are reimbursed up to $2,500 for each program attended plus expenses.

PROPOSAL 1: APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CHARTER
TO PROVIDE FOR THE ANNUAL ELECTION OF DIRECTORS

On March 12, 2008, the board of directors approved an amendment to the company’s Restated Charter to eliminate the classified structure of the board of directors and to allow for the annual election of directors. At the same meeting, the board of directors approved a corresponding amendment to the company’s Amended and Restated Bylaws, which will not take effect unless and until this Proposal 1 is approved by the company’s shareholders. The amendment to the company’s Amended and Restated Bylaws is not being voted upon by the shareholders.

Article VII of the company’s Restated Charter currently divides the company’s board of directors into three classes of directors, each of which is elected for a three-year term. This proposal seeks approval of the amendment of our Restated Charter to provide that all directors would be elected each year at the annual meeting of shareholders. If approved by the company’s shareholders, the amendment to the Restated Charter will be filed with the Secretary of State of the State of Tennessee immediately following the vote of the shareholders at the annual meeting and will be in effect immediately upon approval by the Secretary of State of Tennessee. The form of the Articles of Amendment to the Restated Charter is set forth as Appendix A to this proxy statement.

If the amendment to the Restated Charter is approved, current directors would continue to serve for their elected terms. Class III directors, who were elected for three-year terms at the 2005 annual meeting of shareholders, would stand for election at the 2008 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Similarly, Class I directors, who were elected for three-year terms at the 2006 annual meeting of shareholders, would stand for election at the 2009 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Class II directors would stand for election at the 2010 annual meeting of shareholders for one-year terms and would thereafter stand for election for one-year terms at each successive annual meeting. Thus, beginning with the annual meeting of shareholders in 2010, all directors would be elected annually to one-year terms.

Any director appointed to fill a vacancy on the Board which has resulted from the departure of a director will serve for the elected term of the departed director, subject to the requirement of the Tennessee Business Corporation Act that any director so appointed must, in order to serve the balance of the departed director’s term, stand for election at the next annual meeting of shareholders following the director’s appointment.

The company’s board of directors has considered the advantages and disadvantages of the classified board structure, and has unanimously voted to propose to the shareholders that the Restated Charter of the company be amended to provide that directors be elected annually. In reaching this determination, the company’s board of directors noted the support for annual elections of directors among our shareholders, as evidenced by the vote at the 2007 annual meeting of shareholders in favor of a non-binding shareholder proposal calling for annual election of directors. In addition, on March 12, 2008, the company entered into a Settlement Agreement with Eric S. Rosenfeld, Crescendo Partners II, L.P., Series Z, Crescendo Partners III, L.P., Crescendo Investments II, LLC and Crescendo Investments III, LLC (the “Settlement Agreement”) pursuant to which the company agreed to submit, recommend and solicit proxies in favor of a resolution to declassify the board of directors.

The affirmative votes of at least two-thirds of the outstanding shares of common stock are required in order to approve the amendment to the company’s Restated Charter. Abstentions and broker non-votes will have the same effect as votes cast against this Proposal 1. If this Proposal 1 is not approved by the company’s shareholders, then the election of the two Class I director nominees, one Class II director nominee and four Class III director nominees set forth in Proposal 2 shall proceed under the Company’s Restated Charter as currently in effect. In such case, the Class I director nominees shall be elected for a term of one year, the

Class II director nominee shall be elected for a term of two years and the Class III director nominees shall be elected for a term of three years. Crescendo Partners, the company’s largest shareholder, has agreed to vote all of its shares in favor of Proposal 1. Crescendo Partners currently holds 12.2% of the outstanding shares of the company’s common stock.

The board of directors recommends that you vote FOR the proposal to amend the company’s Restated Charter to declassify the company’s board of directors.

PROPOSAL 2: ELECTION OF DIRECTORS

As discussed in Proposal 1, the company’s board of directors is currently divided into three classes, each class to be as nearly equal in number as possible. At each annual meeting, directors of the class whose term expires in that year are elected for a three-year term. Dale W. Polley, Richard Reiss, Jr., G. Nicholas Spiva and Shirley A. Zeitlin, are currently Class III directors of the company and each was elected as a director of the company by the shareholders at the 2005 annual meeting. Arnaud Ajdler and Gregory Monahan are currently Class I directors appointed to the company’s board of directors in March 2008 and Douglas Benham is currently a Class II director, also appointed to the company’s board of directors in March 2008. Messrs. Ajdler, Monahan and Benham were appointed to the board of directors pursuant to the Settlement Agreement with Crescendo Partners, the company’s largest shareholder. Upon the recommendation of the nominating and corporate governance committee and in connection with the charter declassification described in Proposal 1, the board of directors has nominated Messrs. Polley, Reiss, and Spiva, and Ms. Zeitlin, for re-election at the 2008 annual meeting and Messrs. Ajdler, Monahan and Benham for election to serve the remainder of the terms of the directorships to which they were appointed in March 2008.

In Proposal 1, the board of directors has proposed an amendment of Article VII of the company’s Restated Charter and an amendment to the company’s bylaws to declassify the board of directors and institute annual voting for each director as that director’s term expires, subject to, in the case of the amendment to the Restated Charter, shareholder approval at the annual meeting.

This Proposal 2 concerns the election of directors under two alternative scenarios:

(a)	If Proposal 1 is approved by at least two-thirds of the company’s outstanding shares, approving the amendment to the company’s Restated Charter to declassify the board of directors.

If Proposal 1 is approved, the company’s Restated Charter will be amended to eliminate the existing classified board structure of the company. Each of Messrs. Polley, Reiss, Spiva, Ajdler and Monahan, and Ms. Zeitlin, will be nominated for a one-year term to serve until the 2009 annual meeting of shareholders and their respective successors are elected and qualified. Mr. Benham will be nominated for a two-year term to serve as a Class II director until the 2010 annual meeting and his successor is elected and qualified.

(b)	If Proposal 1 is not approved by at least two-thirds of the company’s outstanding shares and the company retains its existing Class I, Class II and Class III director designations.

If Proposal 1 is not approved by at least two-thirds of the company’s outstanding shares, the election of directors will proceed under the company’s Restated Charter as currently in effect. Messrs. Ajdler and Monahan will be nominated for a one-year term to serve as Class I directors until the 2009 annual meeting of shareholders and their respective successors are elected and qualified. Mr. Benham will be nominated for a two-year term to serve as a Class II director until the 2010 annual meeting of shareholders and his successor is elected and qualified. Messrs. Polley, Reiss and Spiva, and Ms. Zeitlin, will be nominated for a three-year term to serve as Class III directors until the 2011 annual meeting of shareholders and their respective successors are elected and qualified.

We expect each of the nominees to serve if elected. If a nominee becomes unable or unwilling to serve as a director, the persons named in the form of proxy have advised the company that they will vote for such substitute or substitutes as may be designated by the board of directors. Crescendo Partners, the company’s largest shareholder, has agreed to vote all of its shares in favor of Proposal 2. Crescendo Partners currently holds 12.2% of the outstanding shares of the company’s common stock.

The board of directors recommends that you vote FOR each of the director nominees.

The following table contains, as of March 28, 2008, certain information concerning: (i) the current directors of the company, including the nominees; (ii) our named executive officers, as set forth below under Compensation Discussion and Analysis; and (iii) the current directors and executive officers as a group.

				Shares
				of
				Common
				Stock
				Beneficially
				Owned
				on
				March	Percent
		Director		28,	of
Name	Age	Since	Position	2008(1)	Class

Gregory L. Burns(2)	53	1990	Chairman of the Board and Chief Executive Officer	534,266	2.4%
Lawrence E. Hyatt	53	—	Chief Financial Officer, Secretary and Treasurer	91,223	*
Jeffrey D. Warne	47	—	Concept President — O’Charley’s	83,556	*
John R. Grady	55	—	Concept President — Ninety Nine Restaurants	67,887	*
Lawrence D. Taylor	50	—	Chief Supply Chain Officer	36,952	*
Randall C. Harris	57	—	former Chief Human Resources Officer	30,463	*
Arnaud Ajdler(5)	32	2008	Director	11,265	*
William F. Andrews(4)	76	2004	Director	20,182	*
Douglas Benham(4)	51	2008	Director	18,865	*
Gregory Monahan(2)(3)	34	2008	Director	10,015	*
Dale W. Polley(2)(3)(4)	58	2001	Director	40,307	*
Richard Reiss, Jr.(2)(5)	64	1983	Director	129,057	*
G. Nicholas Spiva(3)(5)	56	1985	Director	62,707	*
H. Steve Tidwell(5)	65	1988	Director	90,107	*
Robert J. Walker(2)(3)	67	2000	Director	67,307	*
Shirley A. Zeitlin(3)(5)	73	1996	Director	51,307	*
All current directors and executive officers as a group (18 persons)				1,441,672	6.5%

*	less than one percent

(1)	Includes the following shares that the named individuals are entitled to acquire within 60 days of the date hereof upon the exercise of options: Gregory L. Burns — 139,960 shares; John R. Grady — 24,000 shares; Dale W. Polley — 16,250 shares; Richard Reiss, Jr. — 21,500 shares; G. Nicholas Spiva — 21,500 shares; H. Steve Tidwell — 21,500 shares; Robert J. Walker — 24,750 shares; Shirley A. Zeitlin — 21,500 shares; and all current directors and executive officers as a group (18 persons) — 290,960 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Member of the executive committee.

(3)	Member of the nominating and corporate governance committee.

(4)	Member of the audit committee.

(5)	Member of the compensation and human resources committee.

The following is a brief summary of the business experience of each of the directors of the company, including the nominees.

Gregory L. Burns has served as Chairman of the Board and Chief Executive Officer since February 1994. Mr. Burns, a director since 1990, served as President from September 1996 to May 1999 and from May 1993 to February 1994, as Chief Financial Officer from October 1983 to September 1996, and as Executive Vice President and Secretary from October 1983 to May 1993. Mr. Burns is a director of Pinnacle Financial Partners, a bank holding company.

Richard Reiss, Jr. is the Chairman of Georgica Advisors, LLC, a private investment management firm. Mr. Reiss is also a director of The Lazard Funds, Inc.

G. Nicholas Spiva has served as President of Spiva-Hill Investments, a commercial real estate development company, since 1975. Mr. Spiva was an owner of the original O’Charley’s restaurant prior to its acquisition by the company.

H. Steve Tidwell has served as Chairman of SPFS, Inc., which operates 21 unaffiliated restaurants in five southern states, since January 2000 and served as President of SPFS from February 1991 to January 2000. From January 1987 to February 1991, Mr. Tidwell served as Secretary and Treasurer of SPFS. Mr. Tidwell served as Vice President of Real Estate and Construction at Shoney’s, Inc. from December 1978 to January 1987.

Shirley A. Zeitlin serves as Chief Executive Officer of Zeitlin & Co. Realtors, a real estate brokerage firm. Ms. Zeitlin has served as President and a member of the board of the Tennessee Association of Realtors and the Nashville Board of Realtors. She has also served as a member of the board of the Federal Reserve Bank of Nashville, where she served as chairman in 1991. Ms. Zeitlin serves as a director of numerous civic and charitable organizations.

Robert J. Walker, an attorney for over 31 years, has been a partner in Walker, Tipps & Malone, a law firm, since January 2000.

Dale W. Polley is currently retired. Mr. Polley was a founder in February 2000 of Pinnacle Financial Partners, a bank holding company, and serves as a member of its Board of Directors. Mr. Polley also serves on the Board of Directors of Healthstream, Inc., a provider of healthcare education products and services. Mr. Polley served as a Director for the Federal Reserve Bank of Atlanta, Nashville Branch from January 1995 to December 2001. Mr. Polley served as President and Vice Chairman of First American Corporation, a bank holding company, from 1991 to 2000.

William F. Andrews has served as chairman of the board of directors of Corrections Corporation of America, an owner and operator of privatized correctional and detention facilities, since August 2000. Mr. Andrews has been a principal of Kohlberg & Company, a private equity firm specializing in middle market investing since 1995. He is currently the chairman of the board of directors of Katy Industries, Inc., a manufacturer and distributor of consumer and commercial products. Mr. Andrews also currently serves as a director of Black Box Corporation, a publicly-traded provider of information technology infrastructure solutions, and Trex Company, Inc., a publicly-traded producer of decking and railing products.

Arnaud Ajdler has been a Managing Director of Crescendo Partners since December 2005. Since March 2008, Mr. Ajdler has served as a director and on the Compensation Committee of Mothers Work, Inc., a designer and retailer of maternity apparel. Since its inception in June 2006, Mr. Ajdler has served as a member of the Board of Directors and the Secretary of Rhapsody Acquisition Corp., an OTC Bulletin Board-listed blank check company formed to effect a business combination with an operating business. From June 2004 until June 2006 Mr. Ajdler also served as the Chief Financial Officer, a director and the Secretary of Arpeggio Acquisition Corporation. Arpeggio completed its business combination with Hill International, Inc. in June 2006 and since such time Mr. Ajdler has served as a director of the surviving company, which is listed on the New York Stock Exchange. From August 2006 until the company was acquired in October 2007, Mr. Ajdler served as a director of The Topps Company, Inc., a Nasdaq listed company.

Gregory Monahan has been a Senior Vice President of Crescendo Partners since December 2005 and served as an investment analyst of Crescendo Partners from May 2005 until December 2005. Mr. Monahan founded Bind Network Solutions in March 1998 and served with that company until November 2002.

Mr. Monahan also previously worked as Assistant to the Chairman of the Board and Board Observer of Computer Horizons Corp.

Douglas Benham is the President and Chief Executive Officer of DNB Advisors, LLC, a restaurant industry consulting firm (“DNB Advisors”). Mr. Benham served as President and Chief Executive Officer of Arby’s Restaurant Group, a quick service restaurant company (“Arby’s”), from January 2004 until April 2006. From August 2003 until January 2004, Mr. Benham was President and Chief Executive Officer of DNB Advisors. From January 1989 until August 2003, Mr. Benham served on the Board of Directors, as well as Chief Financial Officer, of RTM Restaurant Group, Inc., the largest Arby’s franchisee.

The board of directors held eight meetings during the fiscal year ended December 30, 2007. Each of the incumbent directors then in office attended more than 75% of the aggregate number of meetings of the board of directors and each committee on which he or she served during the fiscal year ended December 30, 2007.

Board Committees

The board of directors has standing executive, audit, compensation and human resources and nominating and corporate governance committees. The membership and functions of the committees are as follows:

Executive Committee — This committee exercises all the powers of the board of directors between scheduled meetings of the board of directors, subject to certain limitations of Tennessee law. Members of the executive committee are Messrs. Burns, Monahan, Polley, Reiss and Walker. The executive committee held ten meetings during 2007.

Audit Committee — The company has a separately-designated standing audit committee established in accordance with applicable rules of the Securities Exchange Act of 1934. Members of the audit committee are Messrs. Andrews, Benham and Polley, each of whom is “independent,” as defined by the applicable rules of the Securities and Exchange Commission and Nasdaq listing standards. The audit committee operates pursuant to the terms of a written Audit Committee Charter adopted by the board of directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.ocharleysinc.com. The Audit Committee Charter requires that the audit committee have at least one member who has accounting or related financial management experience or background sufficient to be an “audit committee financial expert” as defined by the Securities and Exchange Commission. The board of directors has determined that Dale W. Polley is an “audit committee financial expert.”

The audit committee ensures that the financial affairs of the company are subject to proper, effective and continuing independent audits and control procedures. The audit committee also approves the selection, evaluation and compensation of the company’s independent auditor, confers independently with the company’s independent auditor, serves as a liaison between the board of directors and the company’s independent auditor, and reviews various corporate policies, including those relating to accounting and internal control matters.

Pursuant to the Audit Committee Charter, company management, internal auditors, the independent auditor, outside counsel and other consultants or advisors may attend each meeting or portions thereof as required by the audit committee. The audit committee held eight meetings in 2007.

Compensation and Human Resources Committee — This committee evaluates the performance of the company’s officers, reviews and approves compensation for officers, establishes bonuses for the company’s management, administers the company’s stock incentive plans and reviews significant human resources processes for the company to ensure the overall personnel needs of the company are being met. The compensation and human resources committee operates pursuant to the terms of a written Compensation and Human Resources Committee Charter adopted by the board of directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.ocharleysinc.com. Members of the compensation and human resources committee are Messrs. Ajdler, Reiss, Spiva and Tidwell, and Ms. Zeitlin, each of whom is independent as defined by Nasdaq listing standards. The compensation and human resources committee held seven meetings during 2007.

Nominating and Corporate Governance Committee — This committee assists the board of directors in identifying qualified individuals to become board members, in determining the composition of the board of directors and its committees, in monitoring a process to assess board effectiveness and in developing and implementing the company’s corporate governance guidelines. The nominating and corporate governance committee is also responsible for developing and recommending to the board of directors a self-evaluation process for the board and its committees and overseeing the self-evaluation process. The nominating and corporate governance committee operates pursuant to the terms of a written Nominating and Corporate Governance Committee Charter adopted by the board of directors, a copy of which is available on the “Investor Relations” section of the Company’s website at www.ocharleysinc.com. Members of the nominating and corporate governance committee are Messrs. Monahan, Polley, Spiva and Walker, and Ms. Zeitlin, each of whom is independent as defined by Nasdaq listing standards. The nominating and corporate governance committee held four meetings during 2007.

2007 Director Compensation

The table below represents the compensation earned by each non-employee director during fiscal 2007.

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)

William F. Andrews	53,000	61,061	—	—	—	1,180	115,241
Dale W. Polley	77,500	54,696	—	—	—	3,180	135,376
Richard Reiss, Jr.	67,000	54,696	—	—	—	3,180	124,876
G. Nicholas Spiva	59,610	54,696	—	—	—	1,180	115,486
John E. Stokely	59,500	61,078	—	—	—	1,180	121,578
H. Steve Tidwell	49,500	54,698	—	—	—	1,180	105,378
Robert J. Walker	66,000	54,696	—	—	—	1,180	121,876
Shirley A. Zeitlin	57,500	54,696	—	—	—	3,180	115,376

(1)	The amounts in column (c) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with FAS 123R for restricted stock awards pursuant to our 2000 Stock Incentive Plan and thus may include amounts from awards granted prior to 2007. The grant date fair value of the stock award to each non-employee director in fiscal 2007 was $80,000.

(2)	The amounts in column (g) reflect dividends paid in fiscal 2007 on unvested restricted stock awards. The amount shown in column (g) for each of Messrs. Polley and Reiss, and Ms. Zeitlin, also includes a $2,000 matching charitable contribution made by the company during 2007 pursuant to the company’s non-employee director compensation policy, as described below.

During 2007, non-employee directors received an annual retainer of $25,000 payable in cash in quarterly installments, a fee of $3,000 for each board of directors meeting attended in person (other than executive committee meetings), a fee of $3,000 for each committee meeting attended in person (other than executive committee meetings), and a fee of $1,000 for each board of directors meeting and $500 for each committee meeting in which the director participated by telephone (other than executive committee meetings), and were reimbursed for travel expenses associated with serving as a director. In addition, each non-employee member of the executive committee was paid a fee of $3,000 per quarter. Directors who served as chairs of each of the audit committee, compensation and human resources committee and nominating and corporate governance committee received an annual fee of $6,000 payable in cash in quarterly installments. Directors who are officers or employees of the company receive no compensation for serving as members of the board of directors. The aggregate amount of fees paid to the non-employee directors for the 2007 fiscal year was

$489,610. The company also matches charitable contributions by its non-employee directors up to an aggregate of $2,000 annually for each non-employee director.

Each non-employee director also receives a grant of restricted stock valued at $100,000 under the terms of the 2000 Stock Incentive Plan on the date of his or her initial election or appointment to the board. These shares vest in three equal, annual installments beginning on the first anniversary of the date of grant. In addition, on the date of each annual meeting, each non-employee director who will continue as a director following such meeting and has served as a director for at least one year preceding such annual meeting receives a grant of restricted stock valued at $80,000 under the terms of the 2000 Stock Incentive Plan. These shares vest in three equal, annual installments beginning on the date of the next annual meeting of shareholders following the date of grant. If the O’Charley’s Inc. 2008 Equity and Incentive Plan is approved by the company’s shareholders at the annual meeting, non-employee directors will participate in the O’Charley’s Inc. 2008 Equity and Incentive Plan and no further grants of restricted stock will be granted pursuant to the 2000 Stock Incentive Plan.

The board of directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the company’s shareholders and the financial abilities of the company.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s officers and directors, and persons who own more than ten percent of the company’s common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent shareholders are required by regulation to furnish the company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, the company believes that all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 30, 2007, except that each of Messrs. Burns, Hyatt, Harris, Grady, Taylor and Warne and Anthony J. Halligan, James K. Quackenbush and R. Jeffrey Williams filed a Form 4 reporting the grant of restricted stock that was not reported on a timely basis and Mr. Reiss filed a Form 4 reporting one transaction that was not reported on a timely basis relating to the acquisition of shares upon exercise of stock options.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in 2007. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow in this proxy statement. We also describe how our compensation practices have changed for 2008 where we believe such changes are material. The following individuals were our named executive officers for fiscal 2007:

•	Gregory L. Burns, our president, chief executive officer and chairman of the board;

•	Lawrence E. Hyatt, our chief financial officer, secretary and treasurer;

•	Jeffrey D. Warne, our concept president — O’Charley’s;

•	John R. Grady, our concept president — Ninety Nine Restaurants;

•	Lawrence D. Taylor, our chief supply chain officer; and

•	Randall C. Harris, our former chief human resources officer, who resigned effective October 5, 2007.

General Philosophy.  Over the last several years we have assembled a core of executive and senior management talent to lead our turnaround and transformation efforts, which, among other things, have included the sale of our commissary, the related supply-chain restructuring and our ongoing restaurant rebranding initiatives. Our executive compensation policies are designed to motivate members of senior management to execute these turnaround objectives and boost company profitability, creating long-term value for our shareholders. The key objectives of our executive compensation philosophy are as follows:

•	To provide performance-based compensation that places a significant portion of our executives’ compensation at risk if financial goals are not reached. This means that our named executive officers have foregone and will forgo bonus and equity incentive opportunities when pre-established performance goals fail to be achieved.

•	To link our executive officers’ interests with the goal of creating long-term value for our shareholders through grants of equity-based long-term incentive compensation.

•	To provide competitive base salaries, which will compensate our named executive officers for the day-to-day demands and responsibilities placed on them and which serve to attract and retain highly competent individuals.

Total Direct Compensation; Allocation Among Components.  Our compensation process involves establishing, for each named executive officer, an appropriate level of “total direct compensation” — i.e., the aggregate total of base salary, cash bonus and long-term incentive compensation that we will pay to such executive during the fiscal year if target performance goals are met. In allocating compensation among these elements, we believe that the compensation paid to our senior-most managers — those with the greatest ability to influence our company’s performance — should, to a considerable extent, be tied to performance.

Our process for determining total direct compensation begins with setting base salaries for our named executive officers, as discussed below. We then calculate cash bonus and long-term equity incentive awards based on percentages of base salary, also as discussed below. When establishing compensation levels for the year, our compensation and human resources committee considers the total direct compensation from the year just-ended as well as the estimated total direct compensation for the current year to ensure that the proposed levels of compensation are consistent with the individual elements of our compensation strategy and our overall compensation philosophy. For 2007, we set the total direct compensation of our named executive officers as follows:

				2007 Long-Term Incentive
		2007 Target Bonus		Compensation		2007 Targeted
	2007 Base	% of 2007		% of 2006 Base		Total Direct
Named Executive Officer	Salary	Base Salary	Amount	Salary(1)	Amount	Compensation(2)

Gregory L. Burns	$625,000	90%	$562,500	176%	$968,000	$2,155,500
Lawrence E. Hyatt	$395,000	67%	$264,650	92%	$340,400	$1,000,050
Jeffrey D. Warne	$425,000	70%	$297,500	92%	$368,000	$1,090,500
John R. Grady	$340,000	60%	$204,000	92%	$276,000	$820,000
Lawrence D. Taylor	$280,000	60%	$168,000	80%	$212,000	$660,000
Randall C. Harris	$362,500	60%	$217,500	92%	$312,800	$892,800

(1)	Long-term incentive compensation amounts were generally determined with reference to 2006 base salaries, as 2007 salaries for all of the companies executive officers, including those other than named executive officers, had not been established at the time of grant.

(2)	The targeted total direct compensation amounts are significantly higher than actual total direct compensation paid to our senior executives for service during 2007, since, as discussed below, no cash bonuses were actually paid to our named executive officers.

Base Salaries.  Historically, our executive compensation strategy involved target total direct compensation consisting of base salaries somewhat below the median for the casual dining industry, with target cash bonuses and equity incentive payments structured to produce above-market overall compensation if predetermined financial goals were achieved. However, as we recruited senior executives to lead our turnaround efforts in recent years, we found it necessary to pay base salaries at levels higher than we historically paid to induce such executives to join the company. This investment can be seen in the quality and depth of experience of the executives we have recruited from outside the company. Mr. Hyatt has previously held positions as executive vice president and chief financial officer of Cole National Corporation, chief financial and restructuring officer of PSINet, Inc., chief financial officer of HMS Host Corporation, and as chief financial officer of Sodexho Marriott Services, Inc. Mr. Warne served with Carlson Companies, Inc. as the president and chief operating officer of PickUp Stix and as the executive vice president and chief operating officer of TGI Friday’s International. Mr. Taylor has previous experience in senior procurement and supply chain management positions with Carlson Companies, Inc., Taco Bell Corporation and Burger King, Inc. We believe our current management team has demonstrated the talent, industry expertise and strategic skills necessary to execute our rebranding, supply chain efficiency and other turnaround initiatives.

We intend to continue to pay base salaries that are competitive within the restaurant industry based on our knowledge of the same and in consultation with Mercer Human Resources Consulting, a nationally recognized consulting firm that we utilize for executive compensation matters. Although we did not utilize a peer group of companies to benchmark our compensation for our executive officers in making compensation decisions with respect to 2007, our compensation and human resources committee requested and reviewed composite market compensation data provided by Mercer. Since we compete for executive talent both within the restaurant industry as well as the broader marketplace for executive talent, the market compensation data provided by Mercer included composite data with respect to both public companies generally and the restaurant industry specifically.

Our compensation and human resources committee reviews our named executive officers’ base salaries annually in December. The committee establishes base salaries primarily on the basis of the individual performance of the executive, while also considering the executive’s experience, responsibilities, management abilities and current market conditions. Recruitment and retention concerns and our consultation with Mercer also influence the committee’s decisions. Our compensation approval process is described below.

Consistent with the process noted above, for 2007, our compensation and human resources committee approved the following increases in the base salaries of our named executive officers:

•	Gregory L. Burns — $75,000

•	Lawrence E. Hyatt — $25,000

•	Jeffrey D. Warne — $25,000

•	John R. Grady — $40,000

•	Lawrence D. Taylor — $15,000

•	Randall C. Harris — $22,500

Each of these increases reflected levels that we considered appropriate in light of the achievements of the individual officer during the previous fiscal year and consistent with market data provided by Mercer. In setting Mr. Burns’ base salary for 2007 we also took into consideration the fact he did not receive an increase in base salary in 2006. While Mr. Taylor was not considered a named executive officer when the compensation and human resources committee was considering and approving base salaries for 2007, his base salary was determined in the same manner as our other named executive officers.

For 2008, our named executive officers’ base salaries are as follows:

•	Gregory L. Burns — $645,000

•	Lawrence E. Hyatt — $422,650

•	Jeffrey D. Warne — $446,250

•	John R. Grady — $357,000

•	Lawrence D. Taylor — $299,600

Our compensation and human resources committee approved these base salaries in a manner consistent with the base salary approval process described above.

Cash Bonuses.  We incentivize our named executive officers with cash bonus opportunities that are tied to financial performance objectives. We believe that the opportunity to earn a significantly variable amount of cash compensation tied to our annual company performance aligns short-term executive performance with shareholder interests. For our named executive officers, we tie cash bonuses to company-wide earnings per share targets. For those named executive officers who are also concept presidents, bonuses are also tied to the achievement of operating income goals within the concept under the control of the relevant executive, in addition to the company-wide earnings per share targets which in 2007 served as a “trigger” in determining whether or not bonuses would be paid to our concept presidents. We establish performance targets at three levels: threshold, target and superior. As discussed in greater detail below, for fiscal year 2007 we did not pay cash bonuses to our senior executives because the company did not meet its threshold earnings target.

For 2007, we set the potential bonus payable to each named executive officer (as a percentage of such officer’s base salary) as follows:

Named Executive Officer	Threshold	Target	Superior

Gregory L. Burns	45%	90%	180%
Lawrence E. Hyatt	34%	67%	134%
Jeffrey D. Warne	35%	70%	140%
John R. Grady	30%	60%	120%
Lawrence D. Taylor	30%	60%	120%
Randall C. Harris	30%	60%	120%

These percentages represent our historical practice for setting cash bonus awards, which we believe is consistent with our compensation philosophy to provide a meaningful level of performance-based compensation. We provided our chief executive officer with a potential target cash bonus that comprises a larger percentage of his base salary relative to the target cash bonuses of our other named executive officers. We believe providing our chief executive officer with such relatively greater incentives is appropriate in light of his greater ability to influence our company-wide performance. Based on our consultation with Mercer, we believe that this practice is consistent with other companies.

Our 2007 company-wide performance targets were as follows:

	Threshold	Target	Superior

Earnings Per Share	$0.98	$1.15	$1.38

Target levels have traditionally been set based on our budget for that year as approved by our board of directors. In setting performance targets, we consider the difficulty of achieving these targets.

The company’s earnings per share did not meet the threshold level for fiscal 2007 and therefore none of our named executive officers received cash bonus payments. In previous years, although we have set our performance targets based on the approved budget, the compensation and human resources committee has taken into consideration various factors that occurred during the year if certain events impacted earnings in a manner the committee felt had not been anticipated by the board in approving the budget for that year. While the compensation and human resources committee acknowledged that our executive team led several successful initiatives during 2007 — including the successful sale of our commissary, our related supply chain restructuring and the successful launch of our rebranding initiatives — and understood that 2007 proved to be a challenging year for the casual dining industry as a whole, it determined that discretionary cash bonuses were not merited in light of the company’s failure to meet performance targets.

For 2008, we have set performance targets based on the budget approved by our board of directors consistent with past practice, but we have also incorporated into our pre-established performance targets anticipated adjustments to earnings per share related primarily to implementation of our long-term strategy, such as costs associated with our re-branding initiatives, to the extent they vary from budgeted costs. We believe incorporating these adjustments into our performance targets will provide meaningful performance targets that do not discourage our named executive officers from aggressively pursuing strategies aimed at creating long-term increases in profitability and shareholder value.

Before 2008, we awarded cash bonuses without reference to a written plan. To avoid potential tax deduction limitations imposed by Section 162(m) of the Internal Revenue Code, the O’Charley’s Executive Incentive Plan was presented to, and approved by, our shareholders at our 2007 annual meeting. Details of the 2008 executive compensation program are set forth in the summary of executive officer compensation included as Exhibit 10.48 to our Annual Report on Form 10-K for the fiscal year ended December 30, 2007.

Long-Term Incentive Compensation.  We believe that equity based long-term incentive compensation provides a strong link between executive interests and the objective of creating shareholder value. To establish such incentives, we historically have used both performance-vesting and time-vesting stock option and restricted stock awards, tailoring the terms of such awards to suit company and shareholder objectives.

For several years before 2006, our practice with respect to long-term executive incentive compensation was to grant equity awards with performance-based vesting. Such grants were consistent with our compensation philosophy of tying incentive compensation directly to company performance. In recent years, our executives have forfeited significant potential awards when the Company did not achieve performance targets underlying those awards. For instance, in 2007, Mr. Hyatt forfeited 20,000 restricted shares granted in 2004, due to the failure of the company to meet the performance target underlying their respective grants. In January 2008, due to the failure of the company to meet performance targets, Messrs. Burns and Grady forfeited 55,861 and 9,613 restricted shares, respectively, granted in 2005, and in May 2008, Mr. Burns will forfeit an additional 44,295 restricted shares that were awarded in 2004 due to the failure of the company to meet the performance targets underlying their respective grants.

In 2006 and 2007, as part of our executive recruiting efforts and to motivate our newly-assembled management team to stay with the company during the development of the company’s transformation strategy, we made annual grants of time-based vesting restricted stock awards to our named executive officers. Outside of these annual grants, we also made a one-time grant of shares of restricted stock vesting annually in four equal installments beginning on the first anniversary of the date of grant to Mr. Hyatt in November 2007 to recognize exceptional individual performance and to incentivize his retention during the implementation of our strategic plan. Grants made in 2007 are set out below in the table entitled “2007 Grants of Plan Based Awards.”

With respect to the number of shares underlying our long-term incentive awards, our practice is to determine the dollar amount of equity compensation that we want to provide, based on our total direct compensation targets and consistent with our compensation strategy of providing significant target equity compensation. After determining this dollar amount, we then determine the number of underlying restricted shares to be awarded by dividing this amount by the closing price of our common stock on the date of grant. For 2006 and 2007, in light of our decision to grant time-based vesting restricted stock awards rather than performance-based vesting awards, in consultation with Mercer, we derived the number of shares of restricted stock underlying the grants using this methodology and then discounted the total number of underlying shares by 20%. We believe that this reduction in the amount of underlying shares was appropriate in light of the higher likelihood of vesting of time-based awards relative to performance-based awards. With the exception of significant promotions and new hires, we generally make restricted stock awards at the first meeting of the compensation and human resources committee each year. This timing enables us to consider our prior year performance in determining the appropriate size of restricted stock awards.

Restricted stock awards for our past fiscal year were granted on February 7, 2007. Our closing price per share that day was $21.42. The shares underlying these grants reflect the following incentive compensation amounts, calculated based on the product of $21.42 and the total number of shares subject to the award: $968,000 for our chief executive officer; $340,400 for our chief financial officer; $368,000 for our O’Charley’s concept president; $276,000 for our Ninety Nine concept president; $212,000 for our chief supply chain officer; and $312,800 for our chief human resources officer. These amounts were generally determined with reference to 2006 base salaries, as 2007 salaries for all of the company’s executive officers, including those other than named executive officers, had not been established at the time of grant. In the case of our chief executive officer, the incentive compensation amount represented approximately 176% of his 2006 base salary. For each other named executive officer except Mr. Taylor, the incentive compensation amount represents approximately 92% of his 2006 base salary. Mr. Taylor’s incentive compensation amount represents approximately 80% of his 2006 base salary. We believe that it is appropriate, and consistent with industry practice, to provide our chief executive officer with this relatively higher proportion of long-term incentive compensation, in light of his ability to influence our long-term company-wide performance.

For 2008, we decided to grant long-term incentive awards that are comprised of equal portions of time-based and performance-based vesting shares of restricted stock. We believe that it will take time to successfully execute our transformation strategy. The mix of time- and performance-based grants was designed to balance our desire to retain our executive team through the execution of our transformation strategy with our desire to incentivize our executive team to execute our strategic plan. Additionally, share award amounts for 2008 were determined by dividing the target dollar amount for such shares by $15.00, which was significantly higher than the closing price of our common stock on the date of determination, in order to take into consideration that a significant portion of the long-term incentive awards were comprised of time-based vesting shares of restricted stock. The time-based vesting portion of each award vests in four equal annual installments beginning on the first anniversary of the date of grant. The performance-based vesting portion of each restricted stock award vests up to 25% annually on the date of grant based on the company meeting performance targets established by the compensation and human resources committee at the beginning of the fiscal year. To the extent that performance targets are not met in a given year, performance-based shares that were scheduled to vest in that year will be forfeited. By granting these performance-based vesting restricted stock awards we have increased the proportion of our total targeted direct compensation that is performance-based, which includes both performance-based vesting restricted stock awards and target cash bonus awards, with respect to Mr. Burns, from approximately 26% of total targeted direct compensation in 2007 to approximately 48% in 2008, and with respect to Messrs. Hyatt, Warne, Grady and Taylor, from approximately 26% of total targeted direct compensation in 2007 to approximately 42% in 2008.

For 2008, restricted stock awards were granted on March 10, 2008. The shares underlying these grants reflect the following target incentive compensation amounts: $1,375,000 for our chief executive officer; $454,250 for our chief financial officer; $488,750 for our O’Charley’s concept president; $391,000 for our Ninety Nine concept president; and $280,000 for our chief supply chain officer. In the case of our chief executive officer, the incentive compensation amount represents approximately 220% of his 2008 base salary. With respect to our chief supply chain officer, the incentive compensation amount represents approximately 100% of his 2008 base salary. For each other named executive officer, the incentive compensation amount represents approximately 115% of his 2008 base salary.

Severance and Change-in-Control Benefits.  It is our experience that reasonable severance and change-in-control benefits are often necessary to recruit and retain effective senior managers. When we agree to provide severance benefits, we try to set payment levels that reflect the fact that it may be difficult for a high-level executive to find comparable employment within a short period of time. In addition, we seek to tie such severance benefits to non-compete covenants designed to protect us from a departed executive immediately joining one of our competitors.

With respect to our named executive officers, our historical practice has been to negotiate such benefits on a case-by-case basis, in the context of recruiting an officer or renegotiating existing compensation arrangements. We negotiated a basic set of severance, non-compete and related terms in connection with our hiring of Messrs. Hyatt, Harris and Warne. In August 2007, the compensation and human resources committee determined it was appropriate to replace the existing agreements for each of the named executive officers with a standard agreement with a common expiration date. In November 2007, we entered into executive employment agreements with Messrs. Hyatt, Warne, Grady and Taylor based on a form of agreement incorporating into one standardized employment agreement the employment, non-competition, severance and change-in-control agreements that we used with recent new hires. We also set a common expiration date of August 29, 2010 in these agreements which renews annually thereafter unless either the company or the executive provides advance written notice of non-renewal. In March 2008, we entered into an executive employment agreement with Mr. Burns based on this standardized employment agreement.

Under the form of agreement entered into with Messrs. Burns, Hyatt, Warne, Grady and Taylor, and in partial consideration for their agreement to refrain from competing with the company during the term of their employment and for a period of 12 months thereafter and to refrain from soliciting employees of the company to terminate their employment, we have agreed to make certain severance payments to Messrs. Burns, Hyatt, Warne, Grady and Taylor in the event that his employment is terminated without “cause” or if he terminates his employment with “good reason” (as such terms are defined in the executive employment agreements). If such a termination occurs, Mr. Hyatt, Mr. Warne, Mr. Grady or Mr. Taylor, as applicable, will be entitled to salary continuation for a period of 12 months, payment of the target bonus amount for the fiscal year in which the termination occurs and, subject to limitations, continuation of employee benefits for a period of 12 months. Mr. Burns will be entitled to a lump sum payment equal to two times his base salary plus two times his average bonus for the three years preceding the fiscal year in which the termination occurs, continuation of health insurance benefits for two years following the date of termination, acceleration of vesting of time-based vesting equity awards and partial acceleration of vesting of performance-based vesting equity awards.

With respect to potential changes in control of the company, we believe that it is important to align our senior managers’ financial interests with those of our shareholders. We seek to reduce the reluctance that our senior-most executives might have in pursuing change-in-control transactions that would benefit our shareholders, but possibly result in job loss for them following such a transaction. To this end, the executive employment agreements entered into with Messrs. Burns, Hyatt, Warne, Grady and Taylor address the possibility of job loss after a change in control. Each such agreement is for a term of three years and automatically renews for successive one year periods unless notice to terminate is given by the company or the executive. Upon a change in control, the executive is entitled to a lump sum payment if he is terminated within 18 months, with respect to Messrs. Hyatt, Warne, Grady and Taylor, or 24 months, with respect to Mr. Burns, of such change in control other than for death, “cause,” “disability,” or “retirement” (as such terms are defined in the respective agreements). The executive is also entitled to such lump sum payment, if, following a change of control, he terminates employment with the company for “good reason” (as defined in the respective agreements). In the event of such termination, the agreements for each of Messrs. Hyatt, Warne, Grady and Taylor provide that the company will pay to him as severance pay in a lump sum an amount equal to the sum of (i) 150% of the average of the aggregate annual salary paid to him by the company during the three calendar years preceding the change in control and (ii) 150% of the highest bonus compensation paid to him for any of the three calendar years preceding the change in control. The agreement for Mr. Burns provides that the company will pay to him as severance pay in a lump sum an amount equal to the sum of (i) 300% of the average of the aggregate annual salary paid to him by the company during the three calendar years preceding the change in control and (ii) 300% of the highest bonus compensation paid to him for any of the three calendar years preceding the change in control.

Notwithstanding the foregoing, with respect to the employment agreements entered into with Messrs. Hyatt, Warne, Grady and Taylor, in the event the lump sum severance payment, either alone or together with other payments that the executive has the right to receive from the company, exceeds an amount which would be deemed to be a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended, the executive may elect to reduce such lump sum severance payment to the largest amount not subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended. In the case of Mr. Burns’ agreement, any severance would be reduced such that the lump sum severance payment, together with other payments he has the right to receive from the company, would not exceed an amount which would be deemed to be a “parachute payment” under Section 280G. For more information regarding the potential payments upon a termination or change of control for each named executive officer, please see the tables under “Potential Payments Upon Termination or Change of Control” below.

Retirement Plans.  We maintain a 401(k) salary reduction and profit-sharing plan, pursuant to which team members can make contributions up to 50% of their annual compensation. The company contributes annually to the 401(k) plan an amount equal to 50% of team member contributions, up to 3% of compensation. Additional contributions are made at the discretion of the company’s board of directors. Company contributions vest at the rate of 25% each year beginning after the team member’s initial year of employment. Of our named executive officers, only Lawrence D. Taylor participated in our 401(k) salary reduction and profit-sharing plan in 2007.

We maintain a nonqualified deferred compensation plan for certain members of our senior management to provide supplemental retirement income benefits through deferrals of salary and bonuses. Participants in this plan can contribute, on a pre-tax basis, up to 50% of their base pay and 100% of their bonuses. The Company contributes quarterly to this plan an amount equal to a matching formula of each participant’s deferrals. Additional details regarding this supplemental retirement plan are provided in the table entitled “Nonqualified Deferred Compensation.”

Health and Welfare Benefits.  Our named executive officers are eligible for health and welfare benefits offered to all of our employees. We provide additional and/or higher levels of coverage for some company-provided benefits, as outlined in the chart below. We offer these benefits in order to remain competitive with other companies. We determine the amount of benefits to offer based on the cost of the company relative to the benefit to the named executive. The following is a summary of these benefits:

Short-Term
Life Insurance	AD&D Insurance	Disability	Long-Term Disability

100% of the sum of base salary plus average bonus for the last two years (up to $500,000 maximum benefit)	100% of the sum of base salary plus average bonus for the last two years (up to $500,000 maximum benefit)	100% of base salary for up to six months	60% of the sum of base salary plus average bonus for the last two years (up to $10,000 monthly maximum)

In addition, during 2007 we provided the opportunity for the named executive officers to request individually underwritten supplemental long-term disability. Coverage and premiums varied by individual and the company paid the premiums for the named executive officers. Effective January 1, 2008, we have begun providing a standard supplemental disability benefit to our named executive officers that provides an amount up to a monthly maximum of $20,000 above the standard $10,000 monthly maximum benefit under our basic long-term disability coverage. A portion of the supplemental coverage must be individually underwritten as well. The purpose of the supplemental disability coverage is to provide, in the event of disability, an amount closer to 60% of the sum of each named executive officer’s base salary plus average bonus for the last two years.

Perquisites.  We annually review the perquisites that members of our senior management receive. We provide perquisites which we believe are consistent with the job requirements of our named executive officers and are intended to attract and retain executive talent. We do not provide such perquisites as social club memberships or financial planning services. We do provide an annual car and gas allowance to our senior management. Personal use of our corporate jet must be approved by our chief development officer (or, in his absence, another designated corporate officer). Any executives who use the corporate jet for personal purposes must reimburse the company for the value of such travel. The dollar amount of reimbursement is based on the incremental cost to the company of such personal use. Incremental cost is calculated based on average variable cost to the company, including such items as incremental fuel costs, airport fees, costs incurred by pilots resulting from such personal use and “dead head” miles, but does not include any fixed costs that are incurred by us in maintaining a company aircraft, such as pilot salaries, maintenance or depreciation, or insurance. The total variable costs are divided by the number of miles flown per year to derive the average variable cost per flight mile. The average variable cost per flight mile is then multiplied by the number of miles flown for personal use to derive the incremental cost. On certain occasions, a named executive officer’s spouse or other family member may accompany the named executive officer on a business flight. No additional cost is recognized in such situations under the foregoing methodology because there would not be incremental cost to the company for such use.

Compensation Approval Process.  The company’s executive compensation program is administered by our compensation and human resources committee, which was composed of four non-employee directors of the company during 2007 and is currently composed of five non-employee directors. Our compensation and human resources committee is responsible for overseeing the company’s overall compensation structure, policies and programs and approves compensation actions involving the senior management of the company, including the named executive officers, and establishes all compensation for the chief executive officer. The committee also approves long-term incentive awards for the named executive officers and for other key employees and reviews and administers the cash and equity incentive compensation and other compensation plans of the company. Committee members have direct access to independent compensation consultants and outside survey data. The committee reports to the board of directors on its activities.

Generally, on its own initiative, the compensation and human resources committee reviews the performance and compensation of the chief executive officer and, following discussions with him, Mercer and, where it deems appropriate, other advisors, establishes his compensation level. For the remaining named executive officers, the chief executive officer and, in 2007 and prior years, our chief human resources officer, makes recommendations to the compensation and human resources committee. With respect to awards on long-term incentive compensation, the compensation and human resources committee grants restricted stock, generally based upon the recommendation of the chief executive officer and, in 2007 and prior years, our chief human resources officer.

Accounting and Tax Implications.  We consider the financial reporting and income tax consequences to the company of individual compensation elements when making compensation decisions. Overall, we seek to balance the desire to maintain an effective compensation package for the named executive officers with the need to maximize the immediate deductibility of compensation — while ensuring an appropriate (and transparent) impact on reported earnings and other closely followed financial measures.

In making compensation decisions, we have considered that Internal Revenue Code Section 162(m) limits deductions for compensation paid in excess of $1 million. Our annual cash bonuses are designed to qualify for the exemption of “performance-based” compensation from the deductibility limit. However, we reserve the discretion to design and use compensation elements that may not be deductible within Section 162(m).

Summary Compensation Table

The following table sets forth certain summary information for the fiscal years ending December 30, 2007 and December 31, 2006, respectively, with respect to the compensation awarded to, earned by, or paid to our named executive officers.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and	Year	($)	($)	($)	($)	($)	($)	($)	($)
Principal Position(a)	(b)	(c)	(d)	(e)(1)	(f)(2)	(g)(3)	(h)	(i)(4)	(j)

Gregory L. Burns	2007	625,000	—	659,730	24,176	—	—	89,070	1,397,976
Chairman of the Board	2006	550,000	—	397,009	30,308	386,719	—	56,178	1,420,214
& Chief Executive
Officer
Lawrence E. Hyatt	2007	395,000	—	245,094	—	—	—	40,798	680,892
Chief Financial Officer,	2006	370,000	—	158,411	—	223,456	—	31,954	783,821
Secretary & Treasurer
Jeffrey D. Warne	2007	425,000	—	310,703	—	—	—	63,445	799,148
Concept President —	2006	346,154	—	191,150	—	210,509	—	170,151	917,964
O’Charley’s
John R. Grady	2007	340,000	—	145,273	—	—	—	48,098	533,371
Concept President —	2006	300,000	81,200 (5)	71,986	—	192,384	—	40,534	686,104
Ninety Nine Restaurants
Lawrence D. Taylor	2007	280,000	—	93,151	—	—	—	42,841	415,992
Chief Supply Chain Officer	2006	137,596 (6)	—	25,845	—	82,680	—	150,178	396,299
Randall C. Harris	2007	285,384	—	100,715	—	—	—	156,778	542,877
Chief Human Resources	2006	340,000	—	174,910	—	184,831	—	39,421	739,162
Officer(7)

(1)	The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal years set forth in column (b) in accordance with FAS 123R for restricted stock awards pursuant to our 2000 Stock Incentive Plan and thus may include amounts from awards granted prior to such fiscal year. Restricted stock awards to our named executive officers for 2007, and the value of such awards as calculated pursuant to FAS 123R, can be found below under the table entitled “2007 Grants of Plan Based Awards.” Assumptions used in the calculation of these amounts are included in footnotes 1 and 3 to the company’s audited financial statements for the fiscal year ended December 30, 2007, which are included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(2)	The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the respective fiscal years set forth in column (b) in accordance with FAS 123R for stock option awards pursuant to our 2000 Stock Incentive Plan and thus may include amounts from awards granted prior to such fiscal year. Assumptions used in the calculation of these amounts are included in footnotes 1 and 3 to the company’s audited financial statements for the fiscal year ended December 30, 2007, which are included in the company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2008.

(3)	The amounts in column (g) reflect the cash bonuses paid to the named individuals under the applicable year’s bonus plan described under the heading “Compensation Discussion and Analysis — Cash Bonuses.” No cash bonuses were paid to our named executive officers with respect to the fiscal year ended December 30, 2007.

(4)	Amounts shown in column (i) for fiscal 2007 include for each named executive officer:

			Deferred
		Personal Use of	Compensation				Dividends
	Car	Corporate	Matching	Group Term Life	Disability	Severance	on unvested
	Allowance	Airplane	Contributions	Premiums	Premiums	Payments	RSAs
Name	($)	($)(i)	($)	($)	($)	($)	($)

Gregory L. Burns	24,960	—	29,248	786	1,413	—	32,663
Lawrence E. Hyatt	24,960	—	—	504	6,439	—	8,895
Jeffrey D. Warne	25,000	—	20,228	611	9,642	—	7,964
John R. Grady	25,012	—	16,391	560	324	—	5,903
Lawrence D. Taylor	25,000	—	11,800	348	2,711	—	2,982
Randall C. Harris	19,231	9,576	—	168	358	122,692	4,753

(i)	Calculated based on the average variable operating costs to the company of the personal use of the company plane as described above under “Compensation Discussion and Analysis — Perquisites.” This amount was not reimbursed to the company by Mr. Harris pursuant to his employment agreement which provided for personal use of the company plane under certain circumstances.

(5)	Paid to Mr. Grady pursuant to the company’s agreement to make payments to certain key employees of Ninety Nine Restaurants who continue to be employed with the company following the acquisition of Ninety Nine Restaurants. This payment represents the last payment under this agreement.

(6)	This amount represents the base salary paid for 2006 to Mr. Taylor, who was hired in May 2006. His annualized base salary for 2006 was $265,000.

(7)	Mr. Harris resigned in October 2007.

2007 Grants of Plan Based Awards

The following table summarizes grants of plan-based awards made to our named executive officers in 2007.

						Grant
					All Other	Date
		Estimated Future Payouts			Stock Awards:	Fair Value
		Under Non-Equity Incentive			Number of	of Stock
		Plan Awards			Shares of	and Option
	Grant	Threshold	Target	Maximum	Stock or Units	Awards
Name	Date	($)	($)	($)	(#)	($)
(a)	(b)	(c)(1)	(d)	(e)	(i)(2)	(l)(3)

Gregory L. Burns	02/07/2007	281,250	562,500	1,125,000	45,191	968,000
Lawrence E. Hyatt	02/07/2007	132,325	264,650	529,300	15,892	340,400
	11/14/2007	—	—	—	15,000	234,150
Jeffrey D. Warne	02/07/2007	148,750	297,500	595,000	17,180	368,000
John R. Grady	02/07/2007	102,000	204,000	408,000	12,885	276,000
Lawrence D. Taylor	02/07/2007	84,000	168,000	336,000	9,897	212,000
Randall C. Harris	02/07/2007	108,750	217,500	435,000	14,603	312,800

(1)	The amounts shown in columns (c), (d) and (e) reflect the target, threshold and maximum bonus levels that could have been earned under the company’s cash bonus plan for fiscal year 2007. The plan is described under “Compensation Discussion and Analysis — Cash Bonuses.” No cash bonuses were awarded under the plan, as reflected in column (g) of the Summary Compensation Table.

(2)	The amounts shown in column (i) represent shares of restricted stock granted as long-term incentive compensation.

(3)	The amounts shown in column (l) represent the grant date fair value of the restricted stock awards computed in accordance with SFAS 123R.

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table summarizes the number of outstanding equity awards held by each of our named executive officers as of December 30, 2007.

	Option Awards					Stock Awards
										Equity
									Equity	Incentive
									Incentive Plan	Plan
			Equity						Awards:	Awards:
			Incentive Plan						Number of	Market or
			Awards:					Market	Unearned	Payout Value
	Number of	Number of	Number of			Number of		Value of	Shares,	of Unearned
	Securities	Securities	Securities			Shares or		Shares or	Units	Shares, Units
	Underlying	Underlying	Underlying			Units of		Units of	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That		Stock That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)		($)	(#)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)

Gregory L. Burns	75,000	—	—	12.08	02/19/2008	—		—	—	—
	40,000	—	—	15.25	02/18/2009	—		—	—	—
	20,760	—	9,240 (1)	11.88	02/15/2010	—		—	—	—
	79,200	—	—	21.19	02/09/2013	—		—	—	—
	—	—	—	—	—	39,600	(2)	591,624	—	—
	—	—	—	—	—	—		—	44,295 (3)	661,767
	—	—	—	—	—	—		—	55,861 (4)	834,563
	—	—	—	—	—	36,113	(5)	539,528	—	—
	—	—	—	—	—	45,191	(6)	675,154	—	—
Lawrence E. Hyatt	—	—	—	—	—	12,700	(5)	189,738	—	—
	—	—	—	—	—	15,892	(6)	237,426	—	—
	—	—	—	—	—	15,000	(7)	224,100	—	—
Jeffrey D. Warne	—	—	—	—	—	13,334	(8)	199,210	—	—
	—	—	—	—	—	13,729	(5)	205,111	—	—
	—	—	—	—	—	17,180	(6)	256,669	—	—
John R. Grady	24,000	—	—	20.42	01/27/2013	—		—	—	—
	—	—	—	—	—	—		—	9,613 (4)	143,618
	—	—	—	—	—	10,297	(5)	153,837	—	—
	—	—	—	—	—	12,885	(6)	192,502	—	—
Lawrence D. Taylor	—	—	—	—	—	6,667	(9)	99,605	—	—
	—	—	—	—	—	9,897	(6)	147,861	—	—
Randall C. Harris	—	—	—	—	—	—		—	—	—

(1)	These unvested options, granted February 15, 2000, vest at a minimum rate of 2% per year up to a maximum rate of 25% per year if certain performance goals are met by the company. Any unvested options will vest on the tenth anniversary of the grant date.

(2)	These unvested shares of restricted stock will vest in full on February 19, 2009; however, vesting may be accelerated if certain performance goals are met by the company.

(3)	These unvested shares of restricted stock, granted May 12, 2004, vest over four years on each anniversary of the date of grant if certain earnings per share targets are met.

(4)	These unvested shares of restricted stock, granted January 21, 2005, vest over three years on each anniversary of the date of grant if certain earnings per share targets are met. Due to the failure of the company to meet such targets, these shares were forfeited in January 2008.

(5)	One-half of these shares of restricted stock vested February 24, 2008, and the remaining one-half will vest on February 24, 2009.

(6)	One-third of these shares of restricted stock vested February 7, 2008, and the remaining two-thirds will vest ratably in two equal installments on February 7, 2009, and February 7, 2010.

(7)	These unvested shares of restricted stock, granted November 14, 2007, will vest ratably over four years on each anniversary date of the grant.

(8)	One-half of these shares of restricted stock vested February 13, 2008 and the remaining one-half will vest on February 13, 2009.

(9)	These unvested shares of restricted stock will vest ratably in two equal installments on June 19, 2008 and June 19, 2009.

2007 Option Exercises and Stock Vested

The following table summarizes the number of options exercised and the vesting of restricted stock awards and the value realized by our named executive officers as a result of such event during 2007.

	Option Awards		Stock Awards
	Number of		Number
	Shares		of Shares	Value
	Acquired	Value Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

Gregory L. Burns	—	—	18,056	388,385
Lawrence E. Hyatt	—	—	6,349	136,567
	—	—	3,740	59,316
Jeffrey D. Warne	—	—	6,666	145,652
	—	—	6,864	147,644
John R. Grady	—	—	5,148	110,734
Lawrence D. Taylor	—	—	3,333	67,727
Randall C. Harris	—	—	5,834	125,489
	—	—	6,667	106,005

2007 Non-Qualified Deferred Compensation

The following table summarizes non-qualified deferred compensation earned by our named executive officers in 2007.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b)	(c)(1)	(d)	(e)	(f)

Gregory L. Burns	38,997	29,248	85,570	—	1,275,953
Lawrence E. Hyatt	—	—	—	—	—
Jeffrey D. Warne	44,952	20,228	(459)	—	137,399
John R. Grady	36,424	16,391	2,918	—	295,452
Lawrence D. Taylor	30,471	11,800	1,246	—	111,031
Randall C. Harris	—	—	—	—	—

(1)	Company matching contributions equal 100% of the first 3% of compensation and 50% of the next 3% of compensation.

Potential Payments Upon Termination or Change of Control

The following tables summarize the potential payments to be made to our named executive officers upon termination of their employment or a change of control of the company, assuming termination on December 30, 2007.

Gregory L. Burns(1)

			Termination following
			Change of Control
	Termination by	Termination by	other than for Death,	Termination
	Company without	Company with	Disability or	following Change of
	Cause or by	Cause or by	Retirement, without	Control with
	Executive with	Executive without	Cause, or with Good	Cause or without
	Good Reason	Good Reason	Reason	Good Reason	Death	Disability	Retirement
Compensation	($)	($)	($)	($)	($)	($)	($)

Severance	1,707,813	—	2,885,157	—	—	—	—
Accelerated vesting of stock options	—	—	28,274	—	—	—	—
Accelerated vesting of restricted stock	3,247,478	—	3,302,636	—	1,806,306	1,806,306	1,806,306
Non-qualified deferred compensation plan	1,275,953	1,275,953	1,275,953	1,275,953	1,275,953	1,275,953	1,275,953
Post-termination health insurance	28,894	—	—	—	—	—	—

Total	6,260,138	1,275,953	7,492,020	1,275,953	3,082,259	3,082,259	3,082,259

(1)	The amounts presented in this table are the amounts that would have been paid had the employment agreement entered into with Mr. Burns on March 10, 2008 been in effect on December 30, 2007.

Lawrence E. Hyatt

			Termination following
			Change of Control
	Termination by	Termination by	other than for Death,	Termination
	Company without	Company with	Disability or	following Change of
	Cause or by	Cause or by	Retirement, without	Control with
	Executive with	Executive without	Cause, or with Good	Cause or without
	Good Reason	Good Reason	Reason	Good Reason	Death	Disability	Retirement
Compensation	($)	($)	($)	($)	($)	($)	($)

Severance	659,650	—	848,008	—	—	—	—
Accelerated vesting of stock options	—	—	—	—	—	—	—
Accelerated vesting of restricted stock	—	—	651,264	—	651,264	651,264	651,264
Non-qualified deferred compensation plan	—	—	—	—	—	—	—
Post-termination health insurance	15,287	—	22,930	—	—	—	—

Total	674,937	—	1,522,202	—	651,264	651,264	651,264

Jeffrey D. Warne

			Termination following
			Change of Control
	Termination by	Termination by	other than for Death,	Termination
	Company without	Company with	Disability or	following Change of
	Cause or by	Cause or by	Retirement, without	Control with
	Executive with	Executive without	Cause, or with Good	Cause or without
	Good Reason	Good Reason	Reason	Good Reason	Death	Disability	Retirement
Compensation	($)	($)	($)	($)	($)	($)	($)

Severance	722,500	—	1,069,934	—	—	—	—
Accelerated vesting of stock options	—	—	—	—	—	—	—
Accelerated vesting of restricted stock	—	—	660,990	—	660,990	660,990	660,990
Non-qualified deferred compensation plan	137,399	137,399	137,399	137,399	137,399	137,399	137,399
Post-termination health insurance	22,502	—	33,753	—	—	—	—

Total	882,401	137,399	1,902,076	137,399	798,389	798,389	798,389

John R. Grady

			Termination following
			Change of Control
	Termination by	Termination by	other than for Death,	Termination
	Company without	Company with	Disability or	following Change of
	Cause or by	Cause or by	Retirement, without	Control with
	Executive with	Executive without	Cause, or with Good	Cause or without
	Good Reason	Good Reason	Reason	Good Reason	Death	Disability	Retirement
Compensation	($)	($)	($)	($)	($)	($)	($)

Severance	544,000	—	713,832	—	—	—	—
Accelerated vesting of stock options	—	—	—	—	—	—	—
Accelerated vesting of restricted stock	—	—	297,455	—	153,837	153,837	153,837
Non-qualified deferred compensation plan	295,432	295,432	295,432	295,432	295,432	295,432	295,432
Post-termination health insurance	13,042	—	19,564	—	—	—	—

Total	852,474	295,432	1,326,283	295,432	449,269	449,269	449,269

Lawrence D. Taylor

			Termination following
			Change of Control
	Termination by	Termination by	other than for Death,	Termination
	Company without	Company with	Disability or	following Change of
	Cause or by	Cause or by	Retirement, without	Control with
	Executive with	Executive without	Cause, or with Good	Cause or without
	Good Reason	Good Reason	Reason	Good Reason	Death	Disability	Retirement
Compensation	($)	($)	($)	($)	($)	($)	($)

Severance	448,000	—	532,770	—	—	—	—
Accelerated vesting of stock options	—	—	—	—	—	—	—
Accelerated vesting of restricted stock	—	—	247,466	—	247,466	247,466	247,466
Non-qualified deferred compensation plan	110,031	110,031	110,031	110,031	110,031	110,031	110,031
Post-termination health insurance	11,265	—	16,898	—	—	—	—

Total	569,296	110,031	907,165	110,031	357,497	357,497	357,497

Randall C. Harris

Mr. Harris resigned as Chief Human Resources Officer effective October 5, 2007. As a result, only one column is presented below to reflect the actual payments made upon the termination of Mr. Harris’ employment.

Termination by Executive
without Good Reason
Compensation	($)

Severance	580,000	(1)
Accelerated vesting of stock options	—
Accelerated vesting of restricted stock	—
Non-qualified deferred compensation plan	—
Post-termination health insurance	—

Total	580,000

(1)	This amount is being paid in weekly installments over a twelve-month period.

Compensation Committee Interlocks

During fiscal year 2007, the compensation and human resources committee of the board of directors was composed of Messrs. Reiss, Spiva and Tidwell, and Ms. Zeitlin. None of these persons has at any time been an officer or employee of the company or any of its subsidiaries. In addition, there are no relationships among the company’s executive officers, members of the compensation and human resources committee or entities whose executives serve on the board of directors or the compensation and human resources committee that require disclosure under applicable Securities and Exchange Commission regulations.

Compensation and Human Resources Committee Report

The compensation and human resources committee of the company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussion, the compensation and human resources committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Richard Reiss, Jr.	G. Nicholas Spiva	H. Steve Tidwell	Shirley A. Zeitlin

Equity Compensation Plans

The table below sets forth the following information as of December 30, 2007 with respect to the compensation plans (including individual compensation arrangements) under which the company’s equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by the company’s security holders and (ii) all compensation plans not previously approved by the company’s security holders:

•	the number of securities to be issued upon the exercise of outstanding options;

•	the weighted-average exercise price of the outstanding options; and

•	the number of securities remaining available for future issuance under the plans.

In addition to options, warrants and rights, the company’s stock incentive plan allows awards to be made in the form of restricted stock or other forms of equity-based compensation. Shares of restricted stock previously issued by the company are not reflected in the table below.

Except as noted in the following sentences, all of the company’s stock compensation plans have been approved by the company’s shareholders. In June 2007, the company granted Michael K. Ellis, the company’s chief development officer, 10,000 shares of restricted stock that vest ratably over three years. In August 2007, the company granted J. Harold Allen, the company’s vice president of design and construction, 5,000 shares of restricted stock that vest ratably over three years. These restricted stock awards constitute inducement awards under Nasdaq Marketplace Rule 4350 and were not approved by the company’s shareholders.

	Number of
	securities to be	Weighted average	Number of
	issued upon exercise	exercise price of	securities
	of outstanding	outstanding	remaining
	options, warrants	options, warrants	available for
Plan category	and rights	and rights	future issuance

Equity compensation plans approved by security holders	1,477,284	$18.44	436,000
Equity compensation plans not approved by security holders	—	$0	—
Total	1,477,284	$18.44	436,000

PROPOSAL 3: APPROVAL OF THE O’CHARLEY’S INC. 2008 EQUITY AND INCENTIVE PLAN

Introduction

The company believes that a key element of director, officer and employee compensation is stock-based compensation. Stock-based compensation advances the interests of the company by encouraging and providing for the acquisition of equity interests in the company by directors, officers and employees, thereby providing substantial motivation and superior performance. To this end, the board of directors and the shareholders of the company have previously approved the 2000 Stock Incentive Plan.

In order to permit the company to continue to use stock-based compensation as an element of its compensation policies, the board of directors has approved, subject to shareholder approval, the O’Charley’s Inc. 2008 Equity and Incentive Plan and recommended its submission to the company’s shareholders. An aggregate of 1,500,000 shares of common stock would be authorized for issuance pursuant to the O’Charley’s Inc. 2008 Equity and Incentive Plan. No further grants will be made pursuant to the 2000 Stock Incentive Plan if the O’Charley’s 2008 Equity and Incentive Plan is approved. No awards have yet been made under the O’Charley’s Inc. 2008 Equity and Incentive Plan.

Section 162(m) of the Internal Revenue Code generally disallows a corporate deduction for compensation over $1.0 million paid to a company’s chief executive officer and any of the four other most highly compensated officers. The $1.0 million limitation applies to amounts realized on the exercise of stock options and other awards, unless, among other conditions, the awards are granted pursuant to a plan that has been approved by the company’s public shareholders. The board of directors is submitting the O’Charley’s Inc. 2008 Equity and Incentive Plan for approval by the company’s shareholders to ensure compliance with Section 162(m) of the Internal Revenue Code.

Summary of Material Provisions of the O’Charley’s Inc. 2008 Equity and Incentive Plan

The following summary of the material provisions of the O’Charley’s Inc. 2008 Equity and Incentive Plan (referred to herein as “the plan”) is qualified in its entirety by reference to the text of the plan as set forth in Appendix B to this proxy statement.

Administration; Participation; Awards Under The Plan.  Under the plan, the compensation and human resources committee of the board of directors of the company has the authority to grant to officers, other key employees and consultants of the company, and the board of directors has the authority to grant to non-employee directors, the following types of awards: (1) stock options; (2) stock appreciation rights (“SARs”); (3) restricted shares; (4) restricted share units; (5) performance awards; and/or (6) other stock-based awards.

Limitations.  The aggregate number of shares of common stock that may be issued under the plan is 1,500,000 shares. Each share of the company’s stock that is issued pursuant to an option or subject to a redeemed portion of an SAR will reduce the share reserve by one share. Each share issued pursuant to a restricted share award, restricted share unit award or performance award shall reduce the share reserve by

1.53 shares. Any shares related to an option or award granted under (i) the plan, (ii) the company’s 2000 Stock Incentive Plan or (iii) the company’s 1990 Employee Stock Plan, that terminates, expires unexercised, or is forfeited or cancelled without the delivery of cash or shares under the terms of the applicable award shall increase the share reserve by one or 1.53 shares, depending on the type of award as described above. No participant may receive stock options or stock appreciation rights under the plan in any calendar year that relate to more than 400,000 shares. The plan will terminate on, and no award may be granted later than, May 21, 2018, but the exercise date of awards granted prior to May 21, 2018 may extend beyond such date.

Stock Options.  Incentive stock options and non-qualified stock options may be granted for such number of shares as the compensation and human resources committee may determine, with or without a related stock appreciation right. A stock option will be exercisable at such times and subject to such terms and conditions as the compensation and human resources committee will determine; however, the term will be no more than ten years after the date of grant (five years in the case of incentive stock options for certain 10% employee shareholders). The option price for a stock option will not be less than 100% (110% in the case of incentive stock options granted to certain 10% employee shareholders) of the fair market value of common stock as of the date of grant. Payment of the option exercise price may be made in cash, shares of the company, a combination thereof or by the withholding of shares by the company upon exercise of the option with a fair market value equal to the option exercise price.

Stock Appreciation Rights.  Stock appreciation rights may be granted with or without a related stock option. Upon the exercise of a stock appreciation right, the company will pay to the employee or consultant in cash, shares of the company or a combination thereof (the method of payment to be at the discretion of the compensation and human resources committee) the amount determined by the compensation and human resources committee and specified in the award agreement, or, in the absence of such determination, an amount equal to the excess of the fair market value of the share on the date of exercise over the fair market value of such share on the date of grant with respect to each share encompassed by the exercise of the stock appreciation right.

Restricted Stock.  The provisions attendant to a grant of restricted shares may vary from participant to participant. In making an award of restricted stock, the compensation and human resources committee will determine the periods during which the restricted stock is subject to forfeiture. The compensation and human resources committee may also impose such other conditions and restrictions on the restricted shares as it deems appropriate, including the attainment of specified performance goals or such other factors as the compensation and human resources committee may determine. The compensation and human resources committee may provide that such restrictions will lapse with respect to specified percentages of the awarded shares of restricted shares on successive future dates. At the time of grant of a restricted shares award, the participant will have the right to receive dividends on and to vote the shares underlying the award unless otherwise provided in the terms of the award.

Restricted Share Units.  The provisions attendant to a grant of restricted share units may vary from participant to participant. In making an award of restricted share units, the compensation and human resources committee will determine the periods during which the restricted share units are subject to forfeiture. The compensation and human resources committee may also impose such other conditions and restrictions on the restricted share units as it deems appropriate, including the attainment of specified performance goals or such other factors as the compensation and human resources committee may determine. The compensation and human resources committee may provide that such restrictions will lapse with respect to specified percentages of the awarded restricted share units on successive future dates. Each restricted share unit will have a value equal to the fair market value of the company’s common stock. Restricted share units will be paid in cash, shares of the company or such other consideration as the compensation and human resources committee determines. Unless otherwise provided in the terms of the award, the holder of a vested restricted share unit will receive dividend rights upon the payment of any dividends on the company’s common stock.

Other Stock-Based Awards.  The compensation and human resources committee may grant other types of awards based on or related to the company’s common stock and consistent with the purposes of the plan.

Other stock-based awards will be made upon such terms and conditions as the compensation and human resources committee may determine.

Non-Employee Director Grants.  The plan also provides for grants of non-qualified stock options, restricted shares, restricted share units and other stock-based awards to non-employee directors of the company. Our board has established automatic grant guidelines for the periodic award of restricted shares grants to the non-employee members of the company’s board of directors. Those restricted shares award grant guidelines are described under the portion of this proxy statement that describes director compensation.

Performance Awards to Covered Officers.  To qualify as “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code, performance awards must be based upon the attainment of one or more performance goals selected by the compensation and human resources committee from among the goals specified in the plan. With respect to certain participants meeting the definition of “covered officer” as related to such term’s meaning under Section 162(m) of the Internal Revenue Code, the maximum annual number of shares in respect of which all performance awards may be granted is 400,000 and the maximum amount of all performance awards settled in cash that may be granted in any year is $3,000,000.

Change in Control; Potential Change in Control.  If there is a change of control of the company, all outstanding awards under the plan (other than performance awards) will vest, become fully exercisable and have all restrictions lifted unless the compensation and human resources committee determines otherwise. For purposes of the plan, a change of control is defined generally to include (i) any person or entity, other than the company, a wholly-owned subsidiary or an employee benefit plan maintained by the Company or a wholly-owned subsidiary, becoming the beneficial owner of the company’s securities having 30% or more of the combined voting power of the then outstanding securities; (ii) during any period of two consecutive years, the failure of individuals who at the beginning of any such period constituted the board of directors to constitute at least a majority thereof, unless the election of each director first elected during such period was approved by a vote of at least two-thirds of the directors of the company then still in office who were directors of the company at the beginning of any such period; provided, however, that no individual shall be considered a member of the board of directors if such individual initially assumed office as a result of an actual or threatened contested election of directors (including by reason of any settlement) or was designated by a person who has entered into an agreement with the company to effect a transaction described in clause (i) or (iii) of this paragraph; and (iii) approval by the stockholders of the company of (a) a merger, consolidation or reorganization involving the company, unless the stockholders of the company immediately before such merger, consolidation or reorganization hold, immediately following such merger, consolidation or reorganization, more than 50% of the combined voting power of the outstanding securities of the company and the members of the incumbent board immediately prior to the merger, consolidation or reorganization constitute more than 50% of the members of the board of directors following such transaction, (b) a complete liquidation or dissolution of the company, or (c) an agreement for the sale or other disposition of all or substantially all of the assets of the company other than a transfer to a subsidiary.

Amendments.  The board of directors of the company may amend, alter, or discontinue the plan, provided that no amendment may be made that would materially impair the rights of an optionee or participant under an award made under the plan without such optionee’s or participant’s consent.

Transferability of Awards.  Except as otherwise provided in the plan, no award may be transferred or encumbered except by will or the laws of descent and distribution, or as may be provided by the compensation and human resources committee in its discretion.

Certain U.S. Federal Income Tax Consequences

The following is a brief summary of certain U.S. federal income tax aspects of grants awarded under the plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive and the exact tax consequences to any grantee will depend upon his or her particular circumstances and other facts. The plan participants must consult their tax advisors with respect to any state, local, and foreign tax considerations or particular federal tax implications of awards granted under the plan.

Incentive Stock Options.  With respect to incentive stock options, no taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For U.S. federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods have elapsed, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. The company will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonqualified Stock Options.  No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Generally, the optionee will recognize ordinary income equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares in the year in which the option is exercised. In addition, the optionee will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised nonqualified stock option. The deduction will in general be allowed for the taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights.  No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Shares.  The recipient of vested shares will recognize taxable income at the time of issuance of the shares in an amount equal to the fair market value of the shares on the issuance date (less any cash consideration paid for those shares) subject to applicable tax withholding. The recipient of unvested shares of common stock issued under the plan will not recognize any taxable income at the time those shares are issued but will report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as or when the shares subsequently vest. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the issued shares. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the recipient.

Restricted Share Units.  No taxable income is recognized upon receipt of restricted share units. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividends and Dividend Equivalents.  No taxable income is recognized upon the accrual of a dividend with respect to an award that provides dividends or dividend equivalent rights. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. The company will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized. Notwithstanding the foregoing, if dividends are received by a holder with respect to a restricted stock award for which a Section 83(b) election has been made, those dividends will generally be eligible for treatment as a “qualified dividend” under current federal income tax rules. In such a case, no deduction is allowed to the company for the payment of those dividends.

Other Stock-Based Awards.  The U.S. federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

The plan is not intended to be a “qualified plan” under Section 401(a) of the Internal Revenue Code.

Because awards under the O’Charley’s Inc. 2008 Equity and Incentive Plan are at the discretion of the compensation and human resources committee of the board of directors, the benefits that will be awarded under the plan are not currently determinable.

If the plan is approved by the shareholders of the company, the plan will become effective as of May 21, 2008 and the company will not grant any additional options pursuant to the 2000 Stock Incentive Plan. The board of directors believes that it is in the best interest of the company and its shareholders to approve the plan.

The approval of the O’Charley’s Inc. 2008 Equity and Incentive Plan requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the meeting.

The board of directors recommends that you vote FOR approval of the O’Charley’s Inc. 2008 Equity and Incentive Plan.

AUDIT COMMITTEE REPORT

The audit committee of the board of directors is composed of three directors who are independent directors as defined under the applicable rules of the Securities and Exchange Commission and Nasdaq Marketplace Rule 4200(a)(15). Currently, the members of the audit committee are William F. Andrews, Douglas Benham and Dale W. Polley. Mr. Benham joined the audit committee in March 2008.

The audit committee operates under a written charter adopted by the board of directors, a copy of which is available on the “Investor Relations” section of the company’s website at www.ocharleysinc.com. The audit committee reviews the company’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the company’s financial statements and financial reporting process, including assessing the effectiveness of the company’s internal control over financial reporting. The company’s independent registered public accounting firm is responsible for planning and carrying out annual audits and quarterly reviews of the company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board, expressing an opinion on the conformity of the company’s audited financial statements with U.S. generally accepted accounting principles and auditing and reporting on the effectiveness of the company’s internal control over financial reporting.

The audit committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The audit committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluations of the company’s internal control over financial reporting and the overall quality of the company’s financial reporting. Specifically, the audit committee has reviewed and discussed with management and the auditor the audited financial statements. The audit committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended. In addition, the audit committee has received from the independent registered public accounting firm the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with the independent registered public accounting firm its independence from the company and management. The audit committee has considered whether the independent registered public accounting firm’s provision of any non-audit services to the company is compatible with the independent registered public accounting firm’s independence.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 30, 2007, for filing with the Securities and Exchange Commission.

Dale W. Polley (Chair)	William F. Andrews

The foregoing report of the audit committee shall not be deemed incorporated by reference by any general statement incorporating by reference the proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors of the company has selected KPMG LLP to serve as the independent registered public accounting firm for the current fiscal year. Such firm has served as the company’s independent registered public accounting firm since August 1991. Representatives of KPMG LLP are expected to be present at the annual meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Fees Billed to the Company by KPMG LLP During 2007 and 2006

On behalf of the company, the audit committee retained KPMG LLP to audit the company’s consolidated financial statements and its internal control over financial reporting for 2007. In connection with the audit of the company’s consolidated financial statements for fiscal 2007, the audit committee entered into an engagement letter with KPMG LLP which set forth the terms by which KPMG LLP performed its audit services. That agreement is subject to alternative dispute resolution procedures, which the company has agreed are the sole methodologies for the resolution of any disputes, and contains an exclusion of punitive damages.

Audit Fees.  Audit fees include fees paid by the company to KPMG LLP in connection with its annual audit of the company’s consolidated financial statements and internal control over financial reporting and review of the company’s interim financial statements. Audit fees also include fees for services performed by KPMG LLP that are closely related to the audit and in many cases could only be provided by the company’s independent registered public accounting firm. Such services include comfort letters and consents related to registration statements filed with the Securities and Exchange Commission and other capital-raising activities. The aggregate fees billed to the company by KPMG LLP for audit services rendered to the company and its subsidiaries for the years ended December 30, 2007 and December 31, 2006 were $542,850 and $454,800, respectively.

Audit Related Fees.  Audit related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, employee benefit plan audits and certain attest services. KPMG LLP did not bill the company any fees for audit related services rendered to the company and its subsidiaries for the years ended December 30, 2007 and December 31, 2006.

Tax Fees.  Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the company by KPMG LLP for the tax related services rendered to the company and its subsidiaries for the years ended December 30, 2007 and December 31, 2006 were $7,500 and $201,665, respectively.

All Other Fees.  KPMG LLP did not bill any other fees to the company for the fiscal years ended December 30, 2007 and December 31, 2006.

The audit committee considered these fees and concluded that the performance of these services was consistent with KPMG LLP’s independence.

The audit committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent registered public accounting firm to the company. The policy requires that all services that KPMG LLP, the company’s independent auditor, may provide to the company, including audit services and permitted audit-related and non-audit services, be pre-approved by the audit committee. The audit committee approved all audit and non-audit services provided by KPMG LLP during the year ended December 30, 2007.

PROPOSAL 4: RATIFICATION OF KPMG LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2008

Shareholder ratification of the selection of KPMG LLP is not required by our bylaws or otherwise. However, we are submitting the selection of KPMG LLP to our shareholders for ratification. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the shareholders ratify the selection, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of O’Charley’s Inc. and its shareholders.

The board of directors recommends that you vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal year 2008.

CERTAIN TRANSACTIONS

Since the beginning of the last fiscal year, we are aware of no related party transactions between us and any of our directors, executive officers, 5% stockholders or their family members which require disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

We have adopted a related party transaction policy, administered by our audit committee, that requires the audit committee to review and either ratify, approve or disapprove all “Interested Transactions,” subject to certain exceptions for specified “pre-approved transactions” not believed to create a material interest with respect to a “Related Party.” “Interested Transactions” are generally defined to include any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved exceeded, or will or may be expected to exceed, $120,000 in any calendar year;

•	the Company was, is or will be a participant; and

•	any Related Party had, has or will have a direct or material indirect interest.

For purposes of the policy, a “Related Party” is any:

•	person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K and proxy statement, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director;

•	greater than 5% beneficial owner of the Company’s common stock, other than entities that hold 5% or more and do not participate on the board or receive any other rights that would indicate participation in the operations or management of the company’s business;

•	immediate family member of any of the foregoing; or

•	firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner, managing member or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In determining whether to approve or ratify an Interested Transaction under the policy, the Audit Committee is to consider all relevant information and facts available to it regarding the Interested Transaction and take into account factors such as the Related Party’s relationship to the Company and interest (direct or indirect) in the transaction, the terms of the transaction and the benefits to the Company of the proposed transaction. No director is to participate in the approval of an Interested Transaction for which he or she is a Related Party or otherwise has a direct or indirect interest.

In addition, the Audit Committee is to review and assess ongoing Interested Transactions, if any, on at least an annual basis to determine whether any such transactions remain appropriate or should be modified or terminated.

PROPOSALS OF SHAREHOLDERS

Shareholders intending to submit proposals for presentation at the next annual meeting of the shareholders of the company and inclusion in the proxy statement and form of proxy for such meeting should forward such proposals to Lawrence E. Hyatt, Secretary, O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204. Proposals must be in writing and must be received by the company prior to December 17, 2008. Proposals should be sent to the company by certified mail, return receipt requested.

In addition, the company’s bylaws contains advance notice provisions that provide that for a shareholder proposal, or a shareholder director nomination, to be brought before and considered at the next annual meeting of shareholders, such shareholder must provide notice thereof to the secretary of the company no later than

December 17, 2008 and the proposal and the shareholder must comply with Regulation 14A under the Securities Exchange Act.

PROXY SOLICITATION COSTS

The enclosed form of proxy is solicited on behalf of the board of directors of the company. The cost of solicitation of proxies will be borne by the company, including expenses in connection with preparing, assembling, and mailing this proxy statement. Such solicitation will be made by mail and may also be made by the company’s regular officers or employees personally or by telephone or telecopy. The company may reimburse brokers, custodians, and their nominees for their expenses in sending proxies and proxy materials to beneficial owners.

The company has also engaged the firm of Innisfree M&A, Incorporated as proxy solicitors to assist the company in this proxy solicitation. Employees of Innisfree M&A, Incorporated may contact shareholders by mail, personally or by telephone or telecopy. The company expects to pay Innisfree M&A, Incorporated approximately $50,000 in connection with such services.

DELIVERY OF SHAREHOLDER DOCUMENTS

The rules of the Securities and Exchange Commission allow the company to send a single copy of the proxy statement and annual report to shareholders to any household at which two or more shareholders reside if the company believes the shareholders are members of the same family, unless the company has received contrary instructions from a shareholder. This process, known as “householding,” reduces the volume of duplicate information received at your household and helps reduce the company’s expenses. The rules apply to the company’s annual reports and proxy statements. Each shareholder in the household will continue to receive a separate proxy card.

If your shares are registered in your own name and you would like to receive your own set of the company’s annual disclosure documents this year or in future years, or if you share an address with another shareholder and together both of you would like to receive only a single set of the company’s annual disclosure documents, please contact the company’s corporate secretary by calling 1-615-256-8500 or writing to the company at O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204, Attention: Secretary. If a bank, broker or other nominee holds your shares, please contact your bank, broker or other nominee directly. The company will deliver promptly upon oral or written request a separate copy of the proxy statement or annual report to shareholders to a shareholder at a shared address to which a single copy of the documents was delivered.

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 may be obtained, without charge, by any shareholder to whom this proxy statement is sent, upon written request to Lawrence E. Hyatt, Secretary, O’Charley’s Inc., 3038 Sidco Drive, Nashville, Tennessee 37204.

APPENDIX A

PROPOSED
ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
OF
O’CHARLEY’S INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is O’Charley’s Inc.

2. The text of each amendment adopted is:

The text of Article VII shall be replaced with the following:

The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twelve directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. Prior to the annual meeting of shareholders in 2008, the directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each director elected or appointed to fill a vacancy prior to the annual meeting of shareholders in 2008, shall serve for the full term to which such director was elected or appointed. Following the expiration of the term of the Class III directors in 2008, the Class I directors in 2009 and the Class II directors in 2010, the directors in each such class shall be elected for a term expiring at the next annual meeting of shareholders and until their successors are elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Commencing with the annual meeting of shareholders in 2010, the classification of the Board of Directors shall be eliminated, and all directors shall be elected at each annual meeting of shareholders for terms expiring at the next annual meeting of shareholders. Each director shall hold office for the term for which the director is elected or appointed and until the director’s successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. In no case shall a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Any director may be removed from office but only for cause by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote for the election of directors.

Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Charter applicable thereto. In the event of a vacancy among the directors so elected by the holders of preferred stock, the remaining directors elected by such holders of preferred stock may fill the vacancy for the unexpired term.

3. The amendment was duly adopted on May 21, 2008 by the shareholders of the corporation.

May 21, 2008
O’CHARLEY’S INC.

By:        Lawrence E. Hyatt

Title:	Chief Financial Officer

A-1

APPENDIX B

O’CHARLEY’S INC.
2008 EQUITY AND INCENTIVE PLAN

Section 1.	Purpose.

This plan shall be known as the “O’Charley’s, Inc. 2008 Equity and Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of O’Charley’s, Inc. (the “Company”) and its stockholders by (i) attracting and retaining key officers, employees, advisory board members and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals; (iii) enabling such individuals to participate in the long-term growth and financial success of the Company; (iv) encouraging ownership of stock in the Company by such individuals; and (v) linking their compensation to the long-term interests of the Company and its stockholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

Section 2.	Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution of a felony or (ii) a Participant’s willful misconduct or dishonesty that is directly and materially harmful to the business or reputation of the Company or its Subsidiaries or Affiliates. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(f) “Change in Control” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” (as the term Person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than thirty percent (30%) of the combined voting power of the then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred,

Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the Company or (B) any Subsidiary, or (ii) the Company.

(ii) During any period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company’s stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period); provided, however, that no individual shall be considered a member of the Board if (1) such individual initially assumed office as a result of either an actual or threatened solicitation by a person or group of persons with respect to the election or removal of directors at any meeting of shareholders (an “Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest or (2) such individual was designated by a Person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this paragraph; or

(iii) Approval by stockholders of the Company of:

(A) A merger, consolidation or reorganization involving the Company, unless,

(1) The stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, more than fifty percent (50%) of the combined voting power of the outstanding Voting Securities of the corporation (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2) The individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute more than one-half of the members of the board of directors of the Surviving Corporation;

(B) A complete liquidation or dissolution of the Company; or

(C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increased the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be (i) a “non-employee director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder, (ii) an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code, and (iii) “independent” within the meaning of the listing standards of the NASDAQ Global Select Market, or any other exchange on which the Company’s Shares are traded.

(i) “Consultant” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(j) “Covered Officer” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m);

provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the taxable year of the Company in which any applicable Award will be paid or vested and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid or vested.

(k) “Director” shall mean a member of the Board.

(l) “Disability” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(m) “Early Retirement” means the retirement of an employee, with the express consent of the Company at or before the time of such retirement, from active employment with the Company and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Company then in effect or as may be approved by the Committee.

(n) “Employee” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(p) “Fair Market Value” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the NASDAQ Global Select Market, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(q) “Good Reason” means (i) a material reduction in Participant’s base salary or a material reduction in the health and welfare insurance, retirement and other benefits available to Participant from that in effect immediately prior to a Change in Control, except for reductions in such benefits as shall become in effect for employees of the Company generally; (ii) the reassignment of Participant to a position resulting in a material diminution in Participant’s authority, duties or responsibilities; or (iii) the relocation of the office at which the Participant is to perform a majority of his or her duties to a location more than fifty (50) miles from the location at which the Participant performed such duties prior to a Change in Control.

(r) “Incentive Stock Option” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “Non-Qualified Stock Option” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(t) “Non-Employee Director” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(u) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “Option Price” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(w) “Other Stock-Based Award” shall mean any Award granted under Sections 9 or 10 of the Plan. For purposes of the share counting provisions of Section 4.1 hereof, an Other Stock-Based Award shall be treated as (i) an Option Award if the amounts payable thereunder will be determined by reference to the appreciation of a Share, and (ii) a Restricted Share Award if the amounts payable thereunder will be determined by reference to the full value of a Share.

(x) “Outside Director” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(y) “Participant” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(z) “Performance Award” shall mean any Award granted under Section 8 of the Plan.

(aa) “Person” shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) “Restricted Share” shall mean any Share granted under Sections 7 to 10 of the Plan.

(cc) “Restricted Share Unit” shall mean any unit granted under Sections 7 to 10 of the Plan.

(dd) “Retirement” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(ee) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(ff) “Section 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(gg) “Section 162(m)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor provision thereto as in effect from time to time.

(hh) “Shares” shall mean shares of the common stock, no par value, of the Company.

(ii) “Stock Appreciation Right” or “SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(jj) “Subsidiary” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(kk) “Substitute Awards” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3.	Administration.

3.1 Authority of Committee.  The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan.

3.2 Committee Discretion Binding.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

3.3 Action by the Committee.  The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.4 Delegation.  Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

3.5 No Liability.  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

Section 4.	Shares Available For Awards.

4.1 Shares Available.  Subject to the provisions of Section 4.2 hereof, the maximum aggregate number of Shares that may be issued pursuant to Awards shall not exceed 1,500,000 Shares (the “Share Reserve”). Each Share issued pursuant to an Option shall reduce the Share Reserve by one (1) share. Each Share subject to a redeemed portion of a SAR (whether the distribution upon redemption is made in cash, stock or a combination of the two) shall reduce the Share Reserve by one (1) share. Each Share issued pursuant to a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award shall reduce the Share Reserve by one and fifty-three one-hundreths (1.53) shares. To the extent that a distribution pursuant to an Award is made in cash, the Share Reserve shall be reduced by the number of Shares subject to the redeemed or exercised portion of the Award. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, (i) each Option or SAR granted under this Plan, or outstanding under the 2000 Stock Incentive Plan or the 1990 Employee Stock Plan, (the “Previous Plans”), as of the effective date of this Plan, but which terminate, expire unexercised, are forfeited or cancelled without the delivery of cash or Shares under the terms of the applicable Award or Previous Plan, shall increase the Share Reserve by one (1) share; and (ii) each Restricted Stock Award, Restricted Stock Unit Award or Performance Award (denominated in Shares) granted under this Plan, or outstanding under any Previous Plan as of the effective date of this Plan, but which terminate, expire unexercised, are forfeited or cancelled without the delivery of cash or Shares under the terms of the applicable Award or Previous Plan, shall increase the Share Reserve by one and fifty-three one-hundreths (1.53) shares. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that, taken together, relate to more than 400,000 Shares.

4.2 Adjustments.  In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property and other than regular, recurring dividends), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares, then the Committee shall, in such manner as it deems equitable and proportionate (and in such manner as is consistent with any provisions of the Code applicable to such Award): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company or its successor (or number and kind of other securities or property) subject to outstanding Awards under the Plan; (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; and (4) the limits on the number of Shares that may be granted to Participants under the Plan in any calendar year; (ii) subject to Section 13, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the holder of an outstanding Award.

4.3 Substitute Awards.  Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

4.4 Sources of Shares Deliverable Under Awards.  Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

Section 5.	Eligibility.

Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

Section 6.	Stock Options And Stock Appreciation Rights.

6.1 Grant.  Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a related SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

6.2 Price.  The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than one hundred percent (100%) of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other Awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

6.3 Term.  Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised.

(d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) by transfer, either actually or by attestation, to the Company of Shares, valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, such transfer to be upon such terms and conditions as determined by the Committee, (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company, or (iii) by withholding from optionee sufficient Shares, subject to such Option, having an aggregate Fair Market Value at the time of exercise equal to the total Option Price. Subject to applicable securities laws and Company policy, the Company may permit an Option to be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

6.6 Ten Percent Stock Rule.  Notwithstanding any other provisions in the Plan, if at the time an Option is otherwise to be granted pursuant to the Plan, the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than one hundred ten percent (110%) of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

Section 7.	Restricted Shares And Restricted Share Units.

7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse. If the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. The Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards.

7.2 Delivery of Shares and Transfer Restrictions.  At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. Unless otherwise provided in the applicable Award Agreement, the grantee shall have all rights of a stockholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Unless otherwise provided in the applicable Award Agreement, any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such Restricted Shares.

7.3 Termination of Restrictions.  At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

7.4 Payment of Restricted Share Units.  Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, a Participant shall receive dividend rights in respect of any vested Restricted Stock Units at the time of any payment of dividends to stockholders on Shares. The amount of any such dividend right shall equal the amount that would be payable to the Participant as a stockholder in respect of a number of Shares equal to the number of vested Restricted Stock Units then credited to the Participant. Any such dividend right shall be paid in accordance with the Company’s payment practices as may be established from time to time and as of the date on which such dividend would have been payable in respect of outstanding Shares. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested. Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

Section 8.	Performance Awards.

8.1 Grant.  The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares (including but not limited to Restricted Shares and Restricted Share Units), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine.

8.2 Terms and Conditions.  Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

8.3 Payment of Performance Awards.  Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

Section 9.	Other Stock-Based Awards.

The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 10. Non-Employee Director And Outside Director Awards.

10.1  The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

10.2  The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

Section 11. Provisions Applicable To Covered Officers And Performance Awards.

11.1  Notwithstanding anything in the Plan to the contrary, unless the Committee determines that a Performance Award to be granted to a Covered Officer should not qualify as “performance-based compensation” for purposes of Section 162(m), Performance Awards granted to Covered Officers shall be subject to the terms and provisions of this Section 11.

11.2  The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit, business segment or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed or investment;

(e) after tax operating income;

(f) net earnings;

(g) financial ratios, including those measuring liquidity, activity, profitability or leverage;

(h) earnings per Share;

(i) cash flow(s);

(j) guest counts, average check per customer or same restaurant sales;

(k) stock price or total shareholder return;

(l) guest satisfaction;

(m) dividends;

(n) debt reduction;

(o) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, goals relating to acquisitions or divestitures or goals relating to the performance of new or remodeled stores; or

(p) any combination thereof.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit, business segment or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets. The Committee may appropriately adjust any evaluation of performance under criteria set forth in this Section 11.2 to exclude any of the following events that occurs during a performance period: (i) asset impairments and write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year.

11.3  With respect to any Covered Officer, the maximum annual number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan is 400,000 and the maximum amount of all Performance Awards that are settled in cash and that may be granted under Section 8 of the Plan in any year is $3,000,000.

11.4  To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant in its sole discretion to the assessment of individual or corporate performance for the performance period.

11.5  Unless otherwise expressly stated in the relevant Award Agreement, each Award granted to a Covered Officer under the Plan is intended to be performance-based compensation within the meaning of Section 162(m). Accordingly, unless otherwise determined by the Committee, if any provision of the Plan or any Award Agreement relating to such an Award does not comply or is inconsistent with Section 162(m), such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee discretion to increase the amount of compensation otherwise payable to a Covered Officer in connection with any such Award upon the attainment of the performance criteria established by the Committee.

Section 12.	Termination Of Employment.

The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability, Early Retirement or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

Section 13.	Change In Control.

Unless otherwise provided by the Committee at or after grant, upon a Change in Control, all outstanding Awards (other than Performance Awards) shall vest, become immediately exercisable or payable, or have all restrictions lifted.

Section 14.	Amendment And Termination.

14.1 Amendments to the Plan.  The Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

14.2 Amendments to Awards.  Subject to the restrictions of Section 6.2, the Committee may waive any conditions or rights under, amend any terms of or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations or accounting principles in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

Section 15.	General Provisions.

15.1 Limited Transferability of Awards.  Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution and/or as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement or otherwise. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer.

15.2 Dividend Equivalents.  In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or, in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

15.3. Compliance with Section 409A of the Code.  No Award (or modification thereof) shall provide for deferral of compensation that does not comply with Section 409A of the Code unless the Committee, at the time of grant, specifically provides that the Award is not intended to comply with Section 409A of the Code. Notwithstanding any provision of this Plan to the contrary, if one or more of the payments or benefits received or to be received by a Participant pursuant to an Award would cause the Participant to incur any additional tax or interest under Section 409A of the Code, the Committee may reform such provision to maintain to the maximum extent practicable the original intent of the applicable provision without violating the provisions of Section 409A of the Code.

15.4 No Rights to Awards.  No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

15.5 Share Certificates.  All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

15.6 Withholding.  A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other tax-related obligations in respect of an Award, its exercise or any other transaction involving an Award, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

15.7 Award Agreements.  Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement’s or document’s effectiveness that such agreement or document be executed by the Participant, including by electronic signature or other electronic indication of acceptance, and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

15.8 No Limit on Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

15.9 No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

15.10 No Rights as Stockholder.  Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a stockholder in respect of such Restricted Shares.

15.11 Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

15.12 Severability.  If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

15.13 Other Laws.  The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

15.14 No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

15.15 No Fractional Shares.  No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

15.16 Headings.  Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 16.	Term Of The Plan.

16.1 Effective Date.  The Plan shall be effective as of          , 2008 provided it has been approved by the Board and by the Company’s stockholders.

16.2 Expiration Date.  No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

O’CHARLEY’S INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     This Proxy is solicited on behalf of the Board of Directors of O’Charley’s Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Wednesday, May 21, 2008.

     The undersigned hereby appoints Gregory L. Burns, Lawrence E. Hyatt, and each of them, attorneys and proxies with full power of substitution to vote in the name of and as proxy for the undersigned all the shares of common stock of the Company held of record by the undersigned on March 28, 2008, at the Annual Meeting of Shareholders of the Company to be held at 9:00 a.m., local time, on Wednesday, May 21, 2008, at the Company’s home office located at 3038 Sidco Drive, Nashville, Tennessee, and at any adjournment thereof.

(Continued and to be signed on the reverse side)

MAIL — Date, sign and mail your proxy card in the envelope provided as soon as possible.

-OR-

TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

-OR-

INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

-OR-

IN PERSON — You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

  The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Proposal to approve the amendment to the company’s Restated Charter to provide for the annual election of directors.

               ☐ For               ☐ Against               ☐ Abstain

2.	To elect the following nominees as (a) directors to serve until the 2009 annual meeting of shareholders and until their successors are elected and qualified, with respect to Messrs. Polley, Reiss, Spiva, Ajdler, and Monahan and Ms. Zeitlin, and as a Class II director to serve until the 2010 annual meeting of shareholders with respect to Mr. Benham, in each case until their respective successors are elected and qualified, if Proposal 1 is approved, or (b) Class I directors to serve until the 2009 annual meeting of shareholders, with respect to Messrs. Ajdler and Monahan, a Class II director to serve until the 2010 annual meeting of shareholders, with respect to Mr. Benham, and Class III directors to serve until the 2011 annual meeting of shareholders, with respect to Messrs. Polley, Reiss and Spiva and Ms. Zeitlin, in each case until their successors are elected and qualified, if Proposal 1 is not approved.

     Dale W. Polley, Richard Reiss, Jr., G. Nicholas Spiva, Shirley A. Zeitlin, Arnaud Ajdler, Gregory Monahan and Douglas Benham

☐	FOR all nominees listed above	☐	WITHHOLD AUTHORITY to
	(except as indicated to the contrary below)		vote for all nominees

(To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

3.	Proposal to approve the O’Charley’s Inc. 2008 Equity and Incentive Plan.

               ☐ For               ☐  Against               ☐ Abstain

4.	Proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm for 2008.

               ☐ For               ☐  Against               ☐ Abstain

5.	In their discretion, the proxies are authorized to consider and take action upon such other matters as may properly come before the meeting or any adjournment thereof.